SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_] Soliciting Material Under Rule
[_] Confidential, For Use of the           14a-12
    Commission Only (as permitted
    by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials

                               Foster Wheeler Ltd.
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                (Name of Registrant as Specified In Its Charter)



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

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previously. Identify the previous filing by registration statement number, or
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                                       2

                               FOSTER WHEELER LTD.
                            PERRYVILLE CORPORATE PARK
                         CLINTON, NEW JERSEY 08809-4000

                         ------------------------------

                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 10, 2005

                         ------------------------------

         The annual general meeting of shareholders of Foster Wheeler Ltd. will be held at the offices of Foster Wheeler Ltd., Perryville Corporate Park, Clinton, New Jersey, on May 10, 2005, at 9:00 a.m. for the following purposes:

         1.       To elect two directors, for terms expiring in 2008.

         2. To approve the recommendation of the Audit Committee to appoint PricewaterhouseCoopers LLP as Foster Wheeler Ltd.'s independent auditors for 2005, to make such appointment, and to authorize the Board of Directors, acting through its Audit Committee, to approve the independent auditors' remuneration.

         3. To address any other matters that properly come before the annual meeting of shareholders and any adjournments or postponements thereof.

         The Company's audited financial statements for the year ended December 31, 2004 will be presented at the annual general meeting.

         All registered holders of Foster Wheeler Ltd.'s common shares at the close of business on March 14, 2005 are entitled to notice of, and to vote at the meeting and any postponements or adjournments of the meeting. This proxy statement and the accompanying proxy card(s) are being sent to shareholders on or about April 11, 2005.

         We ask that you please be sure to DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) in the enclosed, postage-paid envelope as promptly as possible, or appoint a proxy to vote your shares by using the telephone or Internet, as described in the attached proxy statement, so that your shares may be represented at the meeting and voted in accordance with your wishes.

         IMPORTANT NOTE TO HOLDERS OF COMMON SHARES AND FRACTIONAL COMMON
SHARES: If you hold both common shares and fractional common shares, please be sure to sign and return all proxy cards that have been mailed to you to ensure that all of your shares are represented at the annual meeting.

         ADMISSION TO THE ANNUAL GENERAL MEETING WILL BE BY TICKET ONLY. IF YOU ARE A REGISTERED SHAREHOLDER PLANNING TO ATTEND, PLEASE CHECK THE APPROPRIATE BOX ON THE PROXY CARD OR, IF YOU APPOINT A PROXY BY INTERNET OR TELEPHONE, INDICATE YOUR PLANS TO ATTEND WHEN PROMPTED. In all cases, retain the bottom portion of the proxy card as your admission ticket to the meeting. If you are a shareholder whose shares are held through an intermediary such as a bank or broker, follow the instructions in the proxy statement to obtain a ticket.

                                      By Order of the Board of Directors

                                      LISA FRIES GARDNER
                                      VICE PRESIDENT & SECRETARY

April 5, 2005

         YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE PROMPTLY RETURN YOUR SIGNED PROXY IN THE ENCLOSED
ENVELOPE OR DIRECT THE VOTING OF YOUR SHARES BY TELEPHONE OR INTERNET AS DESCRIBED ON YOUR PROXY CARD

                                TABLE OF CONTENTS

                                                                            PAGE

General Information........................................................    3
Part I - The Annual Meeting................................................    4
     Time, Date and Place..................................................    4
     Record Date...........................................................    4
     Voting Procedure......................................................    4
     Quorum................................................................    4
     Proxies...............................................................    4
     How You Can Vote......................................................    4
        By Telephone.......................................................    4
        By Internet........................................................    5
        By Mail............................................................    5
     Revocation of Proxy...................................................    5
     Validity..............................................................    5
     Solicitation of Proxies...............................................    5
     Requisite Vote........................................................    6
Part II - Proposals........................................................    6
  Proposal 1 - Election of Directors.......................................    6
     Nominees for Election at this Annual Meeting..........................    6
     Board Recommendation..................................................    6
     Similar Information on Continuing Directors...........................    7
  Proposal 2 - Independent Auditors: Appointment and Authorization of Audit
        Committee To Approve Remuneration..................................    8
        Board Recommendation...............................................    8
Part III - Other Matters...................................................    8
     Ownership of Common Shares by Directors and Executive Officers........    8
     Amount and Nature of Beneficial Ownership of Common Shares............    9
     Other Beneficial Owners...............................................   10
     Executive Officers....................................................   11
     Section 16(a) Beneficial Ownership Reporting Compliance...............   12
     Involvement in Certain Legal Proceedings..............................   12
     Executive Compensation................................................   12
     Report of the Compensation Committee on Executive Compensation........   12
     Audit Committee Report................................................   14
     Audit Committee Financial Expert......................................   15
     Audit Fees............................................................   16
     Policy on Audit Committee Pre-Approval of Audit and Permissible
         Non-Audit Services Performed by the Independent Accountants.......   16
     Committees of the Board ..............................................   16
     Director Nominations..................................................   18
     Executive Sessions of the Non-Management Directors....................   19
     Attendance of Board Members at Annual Meeting of Shareholders.........   19
     Code of Ethics........................................................   19
     Communicating with Directors..........................................   19
     Compensation of Directors.............................................   19
     Summary Compensation Table............................................   21
     Options Granted.......................................................   25
     Aggregate Option Exercises............................................   26
     Long-Term Incentive Plans--Awards in Last Fiscal Year.................   26
     Defined Benefit Plans.................................................   26
     Employment Agreements.................................................   27
     Change-in-Control Arrangements........................................   31
     Separation Agreements.................................................   31
     Compensation Committee Interlocks and Insider Participation...........   32
Certain Relationships and Related Transactions.............................   32
Performance Graph..........................................................   33
Proposals of Shareholders for the 2006 Annual Meeting......................   34

                               FOSTER WHEELER LTD.
                            PERRYVILLE CORPORATE PARK
                         CLINTON, NEW JERSEY 08809-4000

                       -----------------------------------

                                 PROXY STATEMENT

                       -----------------------------------

                 For the Annual General Meeting of Shareholders
                             to be held May 10, 2005

                       -----------------------------------

         This proxy statement is furnished to shareholders in connection with the solicitation of proxies on behalf of the Board of Directors of Foster Wheeler Ltd. (hereinafter the "Company" or "Foster Wheeler") to be voted at the Company's Annual General Meeting of Shareholders to be held on May 10, 2005, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders. This proxy statement and the accompanying proxy are being sent to shareholders on or about April 11, 2005. If you own both common and fractional common shares, please be sure to SIGN AND RETURN ALL PROXY CARDS to ensure that all of your shares are represented at the annual meeting.

         Shares represented by valid proxies will be voted in accordance with instructions contained therein or, in the absence of such instructions, in accordance with the recommendations of the Board of Directors. A proxy may be revoked by signing another proxy card with a later date and returning it to us prior to the meeting, appointing a proxy by telephone or on the Internet prior to the meeting, or attending the meeting in person and casting a ballot.

         A copy of the Company's Annual Report on Form 10-K, including audited financial statements for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission on March 31, 2005, is enclosed with this proxy statement. In addition, the Annual Report on Form 10-K is also available on Foster Wheeler's web site at http://www.fwc.com.

         The Board of Directors has fixed the close of business on March 14, 2005, as the record date for determination of shareholders entitled to notice of and to vote at the meeting or adjournments thereof. As of March 14, 2005, the issued and outstanding voting shares of the Company consisted of 44,623,345 common shares.

         Admission to the meetings will be by ticket only. For registered shareholders, the bottom portion of the enclosed proxy card is your meeting ticket. Beneficial owners with shares held through an intermediary, such as a bank or broker, should request tickets by writing to the Office of the Secretary, Foster Wheeler Ltd., Perryville Corporate Park, Clinton, New Jersey, 08809-4000, and include proof of ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your shares, confirming beneficial ownership.

                                     PART I

                               THE ANNUAL MEETING

TIME, DATE AND PLACE

         The annual general meeting of shareholders will be held at 9:00 a.m. on Tuesday, May 10, 2005, at the offices of the Company located at Perryville Corporate Park, Clinton, New Jersey.

RECORD DATE

         Only registered holders of common shares at the close of business on March 14, 2005, as shown in Foster Wheeler's register of members, will be entitled to vote, or to grant proxies to vote, at the annual meeting.

VOTING PROCEDURE

         Each issued common share is entitled to one vote at the annual meeting. Pursuant to Securities and Exchange Commission Rules, boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish either to vote "for", "against" or "abstain" on a proposal, or to withhold authority to vote for one or more of the nominees for director.

QUORUM

         The Company's bye-laws require the presence of a quorum for the annual meeting. The presence at the annual meeting, in person or by proxy, of shareholders holding in excess of 50% of the total issued common shares will constitute a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining the presence or absence of a quorum at the annual meeting.

PROXIES

         A proxy card is being sent to each Foster Wheeler common shareholder who held shares as of the record date. If you properly received a proxy card, you may grant a proxy to vote on the proposals presented in one of three ways which are explained in the next section entitled "How You Can Vote". If you hold shares through someone else, such as a stock broker, in the name of a bank, or other nominee, you will receive voting instructions from that firm. Check the voting form(s) provided to you by such person to see if they offer Internet or telephone voting.

         If you have timely submitted your properly executed proxy card(s) or appointed a proxy to vote your shares by telephone or by Internet and clearly indicated your votes, your shares will be voted as indicated. If you have timely submitted your properly executed proxy card(s) and have not clearly indicated your vote on any of the proposals, your shares will be voted "FOR" such proposals.

         If any other matters are properly presented at the annual meeting for consideration, the persons named in the proxy will have the discretion to vote on these matters in accordance with their best judgment.

HOW YOU CAN VOTE

         You may vote by proxy or in person at the meetings. If your shares are held in your name, you can vote by proxy in three convenient ways:

         By Telephone:

                  By telephone by CALLING TOLL-FREE 1-866-540-5760. This is available 24 hours a day, seven days a week. Have your proxy card in hand when you phone. Easy-to-follow voice prompts allow you to direct the vote of your shares and confirm that your instructions have been properly recorded. In order for your shares to be represented at the annual meeting, your telephone proxy must be received by 11:59 p.m. Eastern Time on May 9, 2005. You can also consent to view future proxy statements and annual reports on the Internet instead of receiving them in the mail. If you use this telephone service, you do NOT need to return your proxy card. If you plan to attend the meeting, please retain the bottom portion of the proxy card as your admission ticket and please respond to the question asking whether you plan to attend the annual meeting.

         By Internet:

                  By Internet at http://www.proxyvoting.com/fwhlf. This is available 24 hours a day, seven days a week. Have your proxy card in hand when accessing the website. In order for your shares to be represented at the annual meeting, your vote must be received by 11:59 p.m. Eastern Time on May 9, 2005. You will be given the opportunity to confirm that your instructions have been properly recorded, and you can consent to view future proxy statements and annual reports on the Internet instead of receiving them in the mail. If you use this Internet service, you do NOT need to return your proxy card. If you plan to attend the meeting, please retain the bottom portion of the proxy card as your admission ticket and please respond to the question asking whether you plan to attend the annual meeting.

         By Mail:

                  If you choose to return your executed proxy by mail, mark your proxy card, date and sign it, and return it in the enclosed postage-paid envelope. If you misplaced your business reply envelope, you should mail your proxy card to Mellon Investor Services LLC, Proxy Processing, P.O. Box 3510, South Hackensack, New Jersey 07606-9210. If you plan to attend the annual meeting, please retain the bottom portion of the proxy card as your admission ticket. If you own both common and fractions of common shares, please be sure to SIGN AND RETURN ALL PROXY CARDS THAT HAVE BEEN MAILED TO YOU, to ensure that all of your shares are represented at the annual meeting.

          Under applicable Bermuda law, a company's bye-laws may provide requirements for shareholders to appoint proxies to vote their shares at general meetings of shareholders. Section 42 of the Company's bye-laws provides alternative procedures for a shareholder to appoint a proxy, including by written instrument, by electronic means or as otherwise determined by the Board of Directors and further provides that the decision of the chairman of any general meeting as to the validity of any proxy shall be final.

         If you hold your Foster Wheeler shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when directing the voting of your shares.

REVOCATION OF PROXY

         If you appoint a proxy, you may revoke that proxy at any time before it is voted at such meeting. You may do this by (a) signing another proxy card with a later date and returning it to Mellon Investor Services LLC prior to such meeting, (b) voting or re-voting by telephone or on the Internet in the manner and prior to the deadline set forth above under "How You Can Vote--By Telephone," or "How You Can Vote--By Internet," as applicable, or (c) attending such meeting in person and casting a ballot. Later appointments of proxies by telephone or Internet will supersede and cancel earlier appointments of proxies. If you hold your Foster Wheeler shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking any previously granted proxy.

VALIDITY

         The inspectors of election will determine all questions as to the validity, form, eligibility, including time of receipt, and acceptance of proxies. Their determination will be final and binding. The Board of Directors has the right to waive any irregularities or conditions as to the manner of voting. The Company may accept your proxy by any form of written or electronic communication so long as it is reasonably assured that the communication is authorized by you.

SOLICITATION OF PROXIES

         The expense of preparing, printing and mailing this proxy statement and the accompanying material will be borne by the Company. Solicitation of individual shareholders may be made by mail, personal interviews, telephone, facsimile, electronic delivery or other telecommunications by officers and regular employees of the Company who will receive no additional compensation for such activities. In addition, the Company has retained Morrow & Co., Inc. to solicit proxies from brokers and nominees at a cost of US$6,000 plus reimbursement for out-of-pocket expenses. The Company will reimburse brokers and other nominees for their expenses in forwarding solicitation material to beneficial owners.

REQUISITE VOTE

         Proposal 1. Election of the nominees for directors requires the affirmative vote of a majority of the votes cast at the annual meeting, assuming there is a quorum at the meeting. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

         Proposal 2. Proposal 2, regarding the Company's independent accountants, requires the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes are not counted in determining the number of votes cast in connection with the ratification of the Company's independent accountants.

                                     PART II

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         In accordance with our bye-laws and pursuant to a resolution adopted by the Board of Directors on February 26, 2002, the Board of Directors was divided into three classes, with one class of directors to be selected each year for a three year term.

         The term of directors in one class expires in 2005. Pursuant to a recommendation by the Company's Governance and Nominating Committee, the Board of Directors has unanimously nominated Joseph J. Melone and Raymond J. Milchovich as nominees for election to the Board of Directors for terms expiring in 2008.

         The proxy agents of the Board of Directors intend to vote for the election of the nominees named below, unless instructed otherwise. If any eligible nominee becomes unable to accept nomination or election, proxies will be voted for those remaining, and the Board of Directors will either reduce the size of the Board, or select substitute nominees after identifying suitable candidates. The bye-laws provide that the Board of Directors shall consist of not less than three and not more than twenty directors as shall be fixed from time to time by the Board. The Board of Directors has resolved that the Board shall be comprised of eight directors.

         Following is the name, principal occupation, age, and certain other information, as of March 14, 2005, for each director nominee and other directors serving unexpired terms.

NOMINEES FOR ELECTION AT THIS ANNUAL MEETING

JOSEPH J. MELONE

         Mr. Melone is the former President and Chief Executive Officer of The Equitable Companies Inc. and the former Chairman and Chief Executive Officer of The Equitable Life Assurance Society of the United States, a provider of insurance and financial services. He is also a director of BISYS Group, Inc., a public company that provides business process outsourcing solutions to investment firms, insurance companies and banks and Horace Mann Educators Corporation, a public company which provides marketing and underwriting of personal lines of property, casualty and life insurance and retirement annuities. Mr. Melone, who is 73 years old, became a director of the Company in September 1988 and became deputy chairman of the board in September 2002.

RAYMOND J. MILCHOVICH

         Mr. Milchovich has been the Chairman, President and Chief Executive Officer of the Company since October 2001. Formerly, he was the Chairman, President and Chief Executive Officer of Kaiser Aluminum Corporation and its subsidiary, Kaiser Aluminum & Chemical Corporation ("KACC"), a leading producer and marketer of alumina, aluminum and aluminum fabricated products from January 2000 to October 2001. Mr. Milchovich was President of Kaiser Aluminum Corporation and KACC since July 1997. He also served as Chief Operating Officer of Kaiser Aluminum Corporation and KACC from July 1997 through May and June 2000, respectively. Prior to that time, he held several executive positions with Kaiser Aluminum Corporation and its subsidiaries. In September 2002, Mr. Milchovich became a director of Nucor Corporation, a public company specializing in steel production and recycling. Mr. Milchovich, who is 55 years old, became a director of the Company in October 2001.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE-NAMED NOMINEES.

SIMILAR INFORMATION ON CONTINUING DIRECTORS

EUGENE D. ATKINSON

         Mr. Atkinson is a Managing Partner with RHJ Industrial Partners, a private equity firm. He was previously a Limited Partner with Goldman, Sachs & Co., an investment banking provider, and Chairman of Goldman Sachs (International) from December 1990 to May 1999. Mr. Atkinson, who is 60 years old, became a director of the Company in 1995. His term will expire in 2007.

DIANE C. CREEL

         Ms. Creel has been the Chairman, Chief Executive Officer and President of Ecovation, Inc., a waste stream technology company, since 2003. From 1993 to 2003 Ms. Creel served as chief executive officer and president of Earth Tech, a Tyco International Ltd. company offering international consulting engineering services. Ms. Creel currently serves on the Board of Directors of Allegheny Technologies Inc., a public company that produces specialty materials for a variety of industries, Teledyne Technologies, Inc. a public company that designs and manufactures electronics, instrumentation, communications and propulsion products and provides engineering services, the American Funds of Capital Research Management an investment firm and Goodrich Corporation, a public company which provides systems and services to the aerospace and defense industry. Ms. Creel holds BA and MA degrees in journalism from the University of South Carolina, and she has done post-graduate work at the University of Pennsylvania's Wharton School and at Harvard University. Ms. Creel, who is 56 years old, became a director of the Company in October 2004. Her term will expire in 2006.

STEPHANIE HANBURY-BROWN

         Ms. Hanbury-Brown is the Managing Director of Golden Seeds LLC, an investment and advisory firm, which she founded in August 2004. Ms. Hanbury-Brown is also the President of Morganae Foundation, a not-for-profit organization for J.P. Morgan Alumnae, which she founded in 2001. From 2001 - 2003 Ms. Hanbury-Brown headed a real estate investment venture named Alsel LLC where she served as president. Prior to that venture, Ms. Hanbury-Brown joined J.P. Morgan in 1986 where she worked until the end of 2000. During the last few years of her tenure at J.P. Morgan she was the Chief Operating Officer of the Global Equities division and then the head of the E-Commerce division where she lead the development of a firm-wide e-commerce strategy. Ms. Hanbury-Brown, who is 48 years old, became a director of the Company in October, 2004. Her term will expire in 2007.

ROGER L. HEFFERNAN

         Mr. Heffernan, who is currently retired, has garnered almost 40 years of operations experience at a number of private equity firms and Fortune 500 companies. Mr. Heffernan served on the Board of Directors of CDI, a privately held distributor of electronic components to the satellite and cable television industries, from 1996 - 2003. He co-founded CRM Partners in 1999, a management consulting firm servicing the banking and investment industry, and was a partner until 2002. Prior to this time, Mr. Heffernan spent several years with Stolhberg Partners, a private equity firm, providing management and corporate restructuring consulting services. Prior to that, Mr. Heffernan served as Vice President of Manufacturing at General Instrument Corporation, and as a manufacturing executive at IBM Corporation and ITT Corporation. Mr. Heffernan holds a BBA in Accounting from Manhattan College, an MBA in Management from Pace University, and he has completed the Executive Manufacturing Program at the Harvard Graduate School of Business. Mr. Heffernan, who is 64 years old, became a director of the Company in October 2004. His term will expire in 2006.

DAVID M. SLOAN

         Mr. Sloan is an international business consultant who has been deeply involved in multinational financial and commercial matters for almost 30 years. He has been President of Corporate Strategies International, Inc. since 1993 and is a Senior Consultant to The Scowcroft Group, an international business advisory firm offering strategic planning, risk management, market development and ongoing operations management. Mr. Sloan is a board member of Counterpart International, a non-governmental, not-for-profit organization based in Washington, D. C.. Mr. Sloan holds a Master of Arts in Law and Diplomacy from The Fletcher School of Law & Diplomacy, Tufts University, and he graduated cum laude with a BA in Political Science from Tufts University. Mr. Sloan, who is 52 years old, became a director of the Company in October 2004. His term will expire in 2007.

JAMES D. WOODS

         Mr. Woods is the Chairman Emeritus and retired Chief Executive Officer of Baker Hughes Incorporated. Previously, he was Chief Executive Officer of Baker Hughes from April 1987 and Chairman from January 1989, in each case until January 1997. He is also a director of United States Energy Co. (USEC), ESCO Technologies, OMI Corporation, and Varco International. Mr. Woods, who is 73 years old, became a director of the Company in September 2002. His term will expire in 2006.

                                   PROPOSAL 2

                      INDEPENDENT AUDITORS: APPOINTMENT AND
            AUTHORIZATION OF AUDIT COMMITTEE TO APPROVE REMUNERATION

         The Audit Committee of the Board of Directors (the "Audit Committee") has selected, subject to shareholder approval, PricewaterhouseCoopers LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 30, 2005. A representative of PricewaterhouseCoopers LLP will attend the annual meeting and will be available to respond to appropriate questions and to make a statement if he or she so desires. In addition, shareholders are asked to authorize the Board of Directors, acting through the Audit Committee, to approve the remuneration of the Company's independent auditors for 2005.

         THE AUDIT COMMITTEE RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS AND THE AUTHORIZATION FOR THE BOARD OF DIRECTORS, THROUGH THE AUDIT COMMITTEE, TO APPROVE THE REMUNERATION OF THE INDEPENDENT AUDITORS.

                                    PART III

                                  OTHER MATTERS

OWNERSHIP OF COMMON SHARES BY DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth, as of March 14, 2005, beneficial ownership of Foster Wheeler common shares by each director or director nominee, by each executive officer and former officer named in the Summary Compensation Table in this proxy statement and by all directors and executive officers as a group. Please note that at the Company's November 29, 2004 special and annual meetings of shareholders, its shareholders approved a proposal to consolidate the Company's authorized common share capital at a ratio of 1-for-20 followed by a reduction in the par value of the Company's common shares (collectively, the "Reverse Share Split"). Consequently, beneficial ownership is shown on a post-Reverse Share Split basis. The beneficial ownership of all directors and executive officers as a group is 2.94 percent of the outstanding common shares.

         On September 24, 2004, the Company completed an equity-for-debt exchange offer in which it issued common shares, preferred shares, warrants to purchase common shares, or in some cases to purchase preferred shares, and new notes in exchange for certain of its outstanding debt securities and trust securities. As described in the footnotes to the following table, some of the shares listed in the table were received in connection with the exchange offer.

           AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP OF COMMON SHARES


                                                                  DIRECTOR
                                     CURRENT        SHARES         COMMON
                                   BENEFICIAL     SUBJECT TO       SHARE                   PERCENTAGE
NAME OF BENEFICIAL OWNER           HOLDINGS(1)    OPTIONS(2)      UNITS(3)        TOTAL   OF CLASS(11)
                                   -----------    ----------      --------        -----   ------------

Eugene D. Atkinson...........            1,500       1,250           130          2,880         *
Bernard H. Cherry............       232,267(4)       6,350             0        238,617         *
Diane C. Creel...............              125           0             0            125         *
Thierry Desmaris.............        32,689(5)       1,005             0         33,694         *
Brian K. Ferraioli...........        31,802(6)         811             0         32,613         *
Stephanie Hanbury-Brown......              475           0             0            475         *
Roger L. Heffernan...........               50           0             0             50         *
John T. La Duc...............       104,520(7)           0             0        104,520         *
Joseph J. Melone.............        11,961(8)       1,250         9,016         22,227         *
Raymond J. Milchovich........       774,273(9)      73,375             0        847,648        1.9%
David M. Sloan...............                5           0             0              5         *
Steven I. Weinstein(10)......                0       8,059             0          8,059         *
James D. Woods...............              750         150            80            980         *
All Directors and
  executive officers
  as a group (16 persons)....        1,210,819      95,045         9,226      1,315,090



------------------
(1) The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Also includes restricted share awards approved by the Board of Directors on September 29, 2004 and by the New Jersey Bureau of Securities on October 6, 2004.

(2) Represents shares that may be acquired currently or within 60 days after March 14, 2005 through the exercise of stock options pursuant to the 1995 Stock Option Plan of Foster Wheeler Inc., the Foster Wheeler Inc. Directors' Stock Option Plan, or inducement option grants.

(3) Represents share units held under the Foster Wheeler Inc. Directors Deferred Compensation and Stock Award Plan for non-employee directors (referred to below under the caption "Compensation of Directors"). Only non-employee directors were eligible to participate in this Plan.

(4) Includes 232,266.8 restricted common shares approved by the Compensation Committee of the Board on September 29, 2004 and granted on October 6, 2004. See note (1). The restricted shares vest one-third on December 31, 2005 and the remainder on December 31, 2006. The restricted shares have both voting and dividend rights upon grant.

(5) Includes 32,689.40 restricted common shares approved by the Compensation Committee of the Board on September 29, 2004 and granted on October 6, 2004. See note (1). The restricted shares vest one-third on December 31, 2005 and the remainder on December 31, 2006. The restricted shares have both voting and dividend rights upon grant.

(6) Includes 31,794.75 restricted common shares approved by the Compensation Committee of the Board on September 29, 2004 and granted on October 6, 2004. See note (1). The restricted shares vest one-third on December 31, 2005 and the remainder on December 31, 2006. The restricted shares have both voting and dividend rights upon grant.

(7) Includes 104,520.05 restricted common shares approved by the Compensation Committee of the Board on September 29, 2004 and granted on October 6, 2004. Mr. La Duc was elected Executive Vice President and Chief Financial Officer by the Board of Directors effective April 14, 2004. These restricted shares vest one-third on December 31, 2005 and the remainder on December 31, 2006. The restricted shares have both voting and dividend rights upon grant.

(8) Includes 483 common shares related to Mr. Melone's tender of 12,700 9% Preferred Securities, Series I, in the exchange offer. Also includes 10,154 common shares through conversion of 156.21 Series B preferred convertible shares received in the exchange offer (65 common shares for each preferred converted).

(9) Includes 774,222.65 restricted common shares approved by the Compensation Committee of the Board on September 29, 2004 and granted on October 6, 2004. The restricted shares vest one-third on October 22, 2005 with the remaining two-thirds vesting October 22, 2006. The restricted shares have both voting and dividend rights upon grant.

(10) During part of fiscal 2004, Mr. Weinstein was Vice President and Deputy General Counsel. Mr. Weinstein's employment with the Company terminated effective October 30, 2004. Please refer to "Separation Agreements" .

(11)     Based upon the number of common shares issued as of March 14, 2005.

  *      Owns less than 1%.


OTHER BENEFICIAL OWNERS

         Based upon filings of Schedule 13G's with the Securities and Exchange Commission through February 17, 2005 and other publicly available information, the following are beneficial owners of more than five percent of the issued common shares, as indicated. Percent of class owned is calculated by dividing the shares reported by the number of shares of the class outstanding on March 14, 2005. Additional common shares have been issued since the dates of the filings relating to common shares.

                                               AMOUNT AND NATURE
                    NAME AND ADDRESS              OF BENEFICIAL         PERCENT
TITLE OF CLASS     OF BENEFICIAL OWNER             OWNERSHIP           OF CLASS
--------------     -------------------         -----------------       --------
  Common        Merrill Lynch & Co., Inc.          9,191,416          20.59%(1)
                (on behalf of Merrill Lynch
                Investment Managers)
                4 World Financial Center
                New York, NY 10080

  Common        Citigroup Inc.                    4,167,443            9.33%(2)
                390 Greenwich St, 2nd Floor
                New York, NY  10013

  Common        Lampe, Conway & Co. LLC           3,060,820            6.85%(3)
                680 Fifth Avenue, Suite 1202
                New York, NY  10019

  Common        Jeffrey L. Gendell                2,722,205             6.1%(4)
                55 Railroad Avenue, 3rd Floor
                Greenwich, Connecticut 06830

  Common        Spears Grisanti & Brown LLC       2,224,380             5.0%(5)
                45 Rockefeller Plaza
                New York, NY 10111

-------------

(1) A Schedule 13G/A filed with the SEC on January 7, 2005 reported that the shareholder held 9,191,416 common shares, or 22.67% of the common shares then outstanding. Merrill Lynch & Co., Inc. (on behalf of Merrill Lynch Investment Managers) reported that it is a parent holding company, investment company, and an investment advisor, and is deemed to be the beneficial owner with shared voting power and shared dispositive power of the reported shares as a result of acting as an investment advisor to various clients including ML Global Allocation Fund, Inc., which has reported 7,574,455 shares, that represented 5% or more of the class. Merrill Lynch disclaimed beneficial ownership of all of the reported shares.

(2) A Schedule 13D/A filed with the SEC on February 14, 2005 reported that the shareholder held 4,167,708 common shares or 9.95% of the common shares then outstanding. This Amendment No. 1 amended the Schedule 13 D previously filed on January 7, 2005. Citigroup Inc., reported that it is a holding company and that 4,010,288 common shares were directly beneficially owned by Citigroup subsidiaries including Citigroup Global Markets Holdings, Inc., a reported holding company; Citigroup Financial Products Inc., a reported corporation, and Citigroup Global Markets Inc., a reported broker dealer, each with shared voting and shared dispositive power over the reported shares. Citigroup disclaimed beneficial ownership of all reported shares. The remaining 157,155 common shares were directly beneficially owned by Tribeca, another subsidiary of Citigroup, for which the Citigroup subsidiaries disclaimed such beneficial ownership, and 265 common shares issuable upon conversion of Class B Warrants directly beneficially owned by certain other Citigroup subsidiaries.

(3) A Schedule 13G/A filed with the SEC on February 2, 2005 reported that the shareholder held 3,060,820 common shares, or 7.0% of the common shares then outstanding, including 2,804,755 shares held by LC Capital Master Fund, Ltd. and 256,065 shares held by Lampe, Conway & Co. LLC in a managed account. Steven G. Lampe and Richard F. Conway may be deemed to have a beneficial interest in these shares. These parties disclaimed beneficial ownership of these shares except to the extent of their respective beneficial interests, if any, therein. These shares included 2,804,755 shares reported as beneficially owned by LC Capital Master Fund, Ltd. LC Capital Partners, LP, LC Capital Advisors LLC, Lampe, Conway & Co. LLC, LC Capital International LLC, Steven G. Lampe and Richard F. Conway may be deemed to have a beneficial interest in these shares. All parties reported shared voting and dispositive power. These parties disclaimed beneficial ownership of these shares except to the extent of their respective beneficial interests, if any, therein.

(4) A Schedule 13G/A filed with the SEC on February 8, 2005 reported that the shareholder beneficially owned 2,722,205 or 9.34% of the common shares then outstanding, including 1,132,055 shares held by Tontine Capital Partners, L.P. and its general partner, Tontine Capital Management L.L.C., 947,190 shares held by Tontine Partners, L.P. and its general partner, Tontine Management, L.L.C., and 642,960 shares held by Tontine Overseas Associates, L.L.C. Mr. Jeffrey L. Gendell reported being managing member of Tontine Management L.L.C., Tontine Capital Management L.L.C., and Tontine Overseas Associates, L.L.C. and in that capacity directed their operations. All parties reported shared voting and dispositive power.

(5) A Schedule 13G filed with the SEC on February 11, 2005 reported that the shareholder held 2,224,380 common shares or 5.5% of the common shares then outstanding. The reporting persons include; Spears Grisanti & Brown LLC, an investment adviser and William G. Spears, Vance C. Brown, and Christopher C. Grisanti as individuals filing as a group. Each reporting person disclaimed beneficial ownership of these shares except to the extent of their respective beneficial interests, if any, therein. All parties reported shared voting and dispositive power of the 2,224,380 reported shares. The 2,224,380 shares reported as beneficially owned by Spears Grisanti & Brown LLC included 62,000 shares held by SGB Simurgh Master Fund Ltd.

EXECUTIVE OFFICERS

         Information regarding our Chairman, President and Chief Executive Officer is provided under Proposal 1 of this proxy statement, under the caption, "Nominees for Election at this Annual Meeting."

         Mr. Bernard H. Cherry is 65 years old and was appointed President and Chief Executive Officer of Foster Wheeler North America Corp. (formerly known as "Foster Wheeler Power Group, Inc.") effective November 4, 2002. Mr. Cherry was President and Chief Operating Officer of Oxbow Power Group from 1990 to 2002. He also served as President of Oxbow Power Group from 1987 to 1990.

         Mr. Thierry Desmaris is 46 years old and was appointed Vice President and Treasurer of the Company on January 30, 2004. Mr. Desmaris has been with the Company for 17 years. Prior to his current position, Mr. Desmaris was Vice President, Finance of Foster Wheeler Ltd., working on the ongoing corporate restructuring. Mr. Desmaris was also the Chief Financial Officer of Foster Wheeler Continental Europe S.r.l. Other previous assignments included assistant controller and director of project finance of the parent company and various financial roles with the Company's international subsidiaries.

         Mr. Brian K. Ferraioli is 49 years old and was appointed Vice President and Controller of the Company on November 4, 2002. Mr. Ferraioli has been with Foster Wheeler for 26 years. Prior to his current position, Mr. Ferraioli was Vice President and Chief Financial Officer of Foster Wheeler USA Corporation and Foster Wheeler Power Systems, Inc., respectively, and Vice President, International Project Finance at Foster Wheeler International, Reading, U.K. In addition to serving in various corporate finance roles, Mr. Ferraioli was also Chief Financial Officer of Foster Wheeler Iberia, Madrid, as well as Assistant Controller of Foster Wheeler Italiana, Milan.

         Ms. Lisa Fries Gardner is 48 years old and has been Vice President and Secretary of Foster Wheeler Ltd. and the former public company, Foster Wheeler Corporation, since 1996, and has held other executive officer positions with various Foster Wheeler subsidiaries over the last 24 years. She was also appointed the Chief Governance Officer in April 2004.

         Mr. Rakesh K. Jindal is 46 years old and was appointed Vice President of Tax of the Company on January 25, 2005. Mr. Jindal has been with the Company for eight years and has held various tax positions with the Company and its subsidiaries. Mr. Jindal is a Certified Public Accountant.

         Mr. John T. La Duc is 62 years old and was appointed Executive Vice President and Chief Financial Officer of the Company on April 14, 2004. Mr. La Duc spent nearly thirty-five years with Kaiser Aluminum, serving as executive vice president and chief financial officer from 1990 to 2004. In that capacity he was responsible for all treasury, controller's, tax, credit, insurance and investor relations functions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and any persons who own more than 10% of the Company's shares, to file reports of holdings and transactions in Foster Wheeler shares with the Securities and Exchange Commission. Based on our records and other information, we believe that in 2004 our directors and executive officers met all applicable Securities and Exchange Commission filing requirements, except that Mr. Joseph J. Melone, a director, inadvertently failed to file one Form 4 on a timely basis covering the conversion of Series B convertible preferred shares into common shares in December 2004. Mr. Melone subsequently filed a Form 4 for this transaction on January 28, 2005.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

         Mr. Milchovich was the former Chairman, President and Chief Executive Officer of Kaiser Aluminum Corporation from December 1999 to October 2001. Kaiser Aluminum Corporation commenced a voluntary petition under Chapter 11 of the United States Bankruptcy Code on February 12, 2002.

         Mr. La Duc was the former Executive Vice President and Chief Financial Officer of Kaiser Aluminum Corporation serving from 1990 to March of 2004. Kaiser Aluminum Corporation commenced a voluntary petition under Chapter 11 of the United States Bankruptcy Code on February 12, 2002.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

         The Compensation Committee administers the Company's executive compensation program and establishes the salaries of the Company's executive officers. The Compensation Committee consists of only non-employee Directors, each of whom has no material relationship with the Company and has been determined to be independent by the Board of Directors under the New York Stock Exchange rules.

         The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for calendar year 2004.

COMPENSATION PHILOSOPHY

         The general philosophy of the Compensation Committee is to provide executive compensation designed to enhance shareholder value, including annual compensation, consisting of salary and bonus awards, and equity based compensation, consisting of restricted stock and stock options. The Company's compensation plans and incentives are designed to link the financial interests of the Company's executive officers to the interests of its shareholders, to encourage support of the Company's long-term goals, to tie executive compensation to the Company's performance, to attract and retain talented leadership and to encourage significant ownership of the Company's common shares by executive officers.

         In making decisions affecting executive compensation, the Compensation Committee reviews the nature and scope of the executive officer's responsibilities as well as his or her effectiveness in supporting the Company's long-term goals. The Compensation Committee also considers the compensation practices of companies that are of similar size to the Company as well as those providing similar services and products to similar markets and customers. The Company does not have a policy to predetermine specific compensation relative to the compensation paid by other companies. Actual salaries of the Chief Executive Officer and other officers were neither the highest nor the lowest of salaries paid to officers of comparable companies.

         There are three primary types of compensation provided to the Company's executive officers:

         o Annual compensation, which includes base salary, intended to provide a stable annual salary at a level consistent with individual contributions

         o Annual performance bonuses intended to link officers' compensation to the Company's performance as well as the performance of the individual executive officer.

         o Equity based compensation, which includes restricted stock and stock options intended to encourage actions to maximize shareholder value.

BASE SALARY

         Consistent with its stated philosophy relative to salary, the Compensation Committee reviews data for executives in similar positions in comparable companies as provided by an independent consultant and, in consultation with the Chief Executive Officer, establishes a salary range for each executive officer of the Company. The Compensation Committee then recommends a specific salary for each executive officer to the Board of Directors for its consideration and approval. In determining such salaries, the performance of each executive officer, his or her experience and the performance of the business unit for which he or she is responsible, as well as the performance of the Company as a whole, are all taken into account.

ANNUAL INCENTIVE

         In 2002, the Compensation Committee adopted the Foster Wheeler Annual Incentive Plan for 2002 and Subsequent Years (the "Annual Incentive Plan"). Pursuant to the Annual Incentive Plan, the Chief Executive Officer of the Company recommends to the Compensation Committee (i) the employees eligible for awards under the Annual Incentive Plan, (ii) the amount of the recommended award (by individual or class of individuals and stated as a dollar amount or a percentage of base salary), and (iii) any factors that should be considered by the Compensation Committee or the Board of Directors in connection with their consideration of the Chief Executive Officer's recommendations (the "Recommendations") in their determinations. The Compensation Committee considers the Recommendations and may approve the Recommendations with respect to any or all recommended employees, approve an award of a different amount for any or all recommended employees or deny awards to any or all recommended employees.

         In March 2005, the Compensation Committee approved bonus awards for 2004 for the Chief Executive Officer (Mr. Milchovich), five of the Named Executive Officers set forth in the Summary Compensation Table and other senior corporate officers. The bonus compensation for these individuals, including Mr. Milchovich, was based on the Compensation Committee's evaluation of the results achieved financially and operationally restructuring the company. By consummating an equity for debt exchange offer, the company reduced $437 million of debt, reduced the shareholders' deficit by $448 million, and expects to reduce future interest expense by $28 million per year. The company also exceeded its liquidity plan and generated $215.4 million of EBITDA from its operations. The bonus amount for each Named Executive Officer, including Mr. Milchovich, is set forth on the Summary Compensation Table.

EQUITY BASED COMPENSATION

         On September 10, 2004, the Board of Directors approved the Foster Wheeler Ltd. Management Restricted Stock Plan and the Foster Wheeler Ltd. 2004 Stock Option Plan for officers and employees. Both of these plans are intended to encourage support of the Company's long-term goals and to encourage actions to maximize shareholder value.

         On September 29, 2004 the Compensation Committee approved and granted awards of restricted common shares pursuant to the Foster Wheeler Ltd. Management Restricted Stock Plan, and nonstatutory stock options pursuant to the Foster Wheeler Ltd. 2004 Stock Option Plan to the Chief Executive Officer and certain Named Executive Officers in the amounts set forth in the Summary Compensation Table.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         The components of Mr. Milchovich's compensation in respect of fiscal 2004 were determined pursuant to the terms of his employment agreement. The terms of Mr. Milchovich's employment agreement and all amendments are described under "Employment Agreements" . Mr. Milchovich was retained as the Chief Executive Officer, President and Chairman of the Board of the Company in 2001 after an extensive search had been conducted by the Board of Directors with the assistance of an executive search firm. Mr. Milchovich's compensation under his Employment Agreement was determined based upon a review of competitive industry compensation levels, his compensation arrangement with his previous employer, and the overall compensation package required to attract someone of Mr. Milchovich's caliber to the Company. The Compensation Committee and the full Board of Directors approved Mr. Milchovich's employment agreement in 2001 and all subsequent amendments.

INTERNAL REVENUE CODE SECTION 162(m)

         In determining executive compensation, the Compensation Committee considers, among other factors, the possible tax consequences to the Company and to the Company's executive officers, including the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)").
Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and the other senior executive officers, other than compensation that is performance-based under a plan that is approved by the shareholders of the Company and that meets certain other technical requirements. However, tax consequences, including but not limited to tax deductibility by the Company, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by executives regarding options and other rights) that are beyond the control of either the Compensation Committee or the Company. In addition, the Compensation Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives. For all of the foregoing reasons, the Compensation Committee, while considering tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible. The Compensation Committee will, of course, consider alternative forms of compensation, consistent with its compensation goals, which preserve deductibility.

         During 2004, the Compensation Committee met with the Board of Directors in an executive session to review the Company's performance and the performance of Mr. Milchovich and other members of senior management. The Board concurred with our decisions.

                             COMPENSATION COMMITTEE:

                           Joseph J. Melone, Chairman
Diane C.Creel                     Roger L. Heffernan              James D. Woods

         The foregoing report was prepared by the current Compensation Committee of the Board of Directors. From January 1, 2004 to October 27, 2004, the Compensation Committee consisted of Joseph J. Melone, Chairman, Eugene D. Atkinson, Martha Clark Goss and John E. Stuart.

AUDIT COMMITTEE REPORT

         The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

         The Audit Committee operates under a written charter adopted and approved by the Board of Directors on July 30, 2002, which was amended and restated on January 28, 2003 and again amended and restated on September 2, 2004 (the "Charter"). The Audit Committee and the Board of Directors amended the Charter in light of new requirements imposed by the Sarbanes-Oxley Act of 2002 and regulations adopted by the Securities and Exchange Commission.

         The Audit Committee consists of four directors, all of who are "independent" as defined by the Company's Bye-Laws and the definition used by the New York Stock Exchange.

         Each member of the Audit Committee is financially literate, within the meaning of the definition used by the New York Stock Exchange, as interpreted by the Board of Directors. In addition, at least one member of the Audit Committee has accounting or related financial management expertise, as defined in the rules of the New York Stock Exchange and as interpreted by the Company's Board of Directors.

         Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles, the system of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company's independent auditors are responsible for auditing the financial statements. The Audit Committee's responsibility is to monitor and review these processes and procedures.

         During fiscal 2004, the Audit Committee had eight meetings. Among other things, the Audit Committee:

         (1) reviewed and discussed the consolidated audited financial statements as well as the internal control over financial reporting of and for the year ended December 31, 2004 with management, the internal auditors and PricewaterhouseCoopers LLP ("PwC"). The Board of Directors, including the Audit Committee, received representations from management as to conformity of the consolidated audited financial statements with generally accepted accounting principles and PwC issued its report dated March 30, 2005.

         (2) discussed with PwC all matters required by Statement on Auditing Standards No. 90 (Communication with Audit Committees), as amended;

         (3) obtained from PwC a formal written statement describing all relationships between PwC and the Company that might bear on PwC's independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with PwC any relationships that may have an impact on their objectivity and independence and satisfied itself as to PwC's independence. The Audit Committee also considered whether the provision of non-audit services by PwC to the Company is compatible with PwC's independence and concluded that PwC is independent from the Company and its management. The Audit Committee also reviewed and approved among other things, the amount of fees paid to PwC for audit and non-audit services;

         (4) discussed with the Company's internal auditors and PwC the overall scope and plans of their respective audits. The Audit Committee met with the internal auditors and PwC with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting; and

         (5) based on the reviews and discussions referred to above and subject to the limitations on the Audit Committee's role and responsibility described above and in the Charter, recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to shareholder approval, the selection of PwC as the Company's independent auditors.

                              THE AUDIT COMMITTEE:

                          Eugene D. Atkinson, Chairman
                                 Diane C. Creel
                             Stephanie Hanbury-Brown
                                Joseph J. Melone

         The foregoing report was prepared by the current Audit Committee of the Board of Directors. From January 1, 2004 to October 27, 2004, the Audit Committee consisted of John E. Stuart, Chairman, John P. Clancey, Martha Clark Goss and Joseph J. Melone.

AUDIT COMMITTEE FINANCIAL EXPERT

         Our Board of Directors has determined that the following directors are the Company's Audit Committee Financial Experts as defined under Section 407 of the Sarbanes-Oxley Act of 2002 and the rules promulgated by the Securities and Exchange Commission in furtherance of Section 407: Eugene D. Atkinson, Diane C. Creel, Stephanie Hanbury-Brown and Joseph J. Melone. Each of these directors has no material relationship with the Company and has been determined by the Board of Directors to be independent under the New York Stock Exchange rules.

AUDIT FEES

         The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements for the years ended December 31, 2004 and December 26, 2003 and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods. Certain amounts for 2003 have been reclassified to conform to the 2004 presentation.

                                      2003                        2004
                                      ----                        ----

Audit fees(1)                         $6,800,000            $10,975,000

Audit-related fees(2)                    525,000                713,000

Tax fees(3)                            1,200,000              1,820,000

All other fees(4)                              0                  5,000
                                     -----------            -----------

Total                                 $8,525,000            $13,513,000

--------------

      1. Audit fees consisted of the audit of the Company's consolidated financial statements, as well as work only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits and regulatory filings. In 2004, the audit fees also included $4,525,000 of fees related to the audit of the Company's compliance with Sarbanes-Oxley Section 404 requirements, a new requirement for 2004.

      2. Audit-related fees consisted principally of assistance provided in Sarbanes-Oxley Section 404 readiness work and audits of employee benefit plans.

      3. Tax fees consisted principally of assistance with tax compliance and reporting.

      4.    Accounting research software licensing fee.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES PERFORMED BY THE INDEPENDENT ACCOUNTS.

         Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, approving compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. This policy provides for an annual budget for both audit and non-audit services to be approved by the Audit Committee in advance, and the Audit Committee is provided with quarterly reporting on actual spending. This policy also provides that no auditor engagements for non-audit services may be entered into without the express approval of the Company's Chief Financial Officer and the Audit Committee (or Committee Chairman), with subsequent ratification by the Audit Committee at its next scheduled meeting.

COMMITTEES OF THE BOARD

         The Board of Directors has established standing committees to consider various matters and to make recommendations to the full Board as to proposed courses of action for the Board. Among the standing committees that have been established are the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. Each member of each of these committees is independent in connection with independence standards established by the Board of Directors and using the New York Stock Exchange ("NYSE') requirements. The Company is no longer listed. Committee charters have been established for each of the standing committees and are available on our website at www.fwc.com/corpgov. The charters may also be obtained upon request by writing to the Office of the Secretary, Foster Wheeler Ltd., Perryville Corporate Park, Clinton, New Jersey 08809-4000.

During fiscal 2004, the Board of Directors had a Finance Committee consisting of Mr. Eugene D. Atkinson, Ms. Martha Clark Goss and Mr. John P. Clancey. On September 2, 2004, the Board of Directors, by resolution, dissolved the Finance Committee. The duties of the Finance Committee have been undertaken in part by the Compensation Committee and the remaining duties were retained by the Board of Directors. One meeting of the Finance Committee was held during fiscal 2004. This Committee reviewed a range of financial policies and plans including the consolidated financial results of the Company, the dividend policy, proposed securities issuances, and financial risk management policies and practices. The Committee also oversaw pension plan investments and periodically reviewed investor relations activities.

AUDIT COMMITTEE

         The members of the Audit Committee since October 28, 2004 are Mr. Eugene D. Atkinson, Chairman, Ms. Diane C. Creel, Mr. Joseph J. Melone and Ms. Stephanie Hanbury-Brown. From January 1, 2004 to October 27, 2004 the audit committee consisted of Mr. John E. Stuart, Chairman, Mr. John P. Clancey, Ms. Martha Clark Goss and Mr. Joseph J. Melone. During fiscal 2004, this Committee held eight meetings. The Board has determined that Eugene D. Atkinson, Diane C. Creel, Stephanie Hanbury-Brown and Joseph J. Melone each qualify as an "audit committee financial expert" pursuant to the rules of the Securities and Exchange Commission.

         The Audit Committee provides advice and counsel to management regarding, and assists the Board in the oversight of (1) the integrity of the financial statements of the Company, (2) the Company's compliance with legal and regulatory requirements, (3) the independence and qualifications of the Company's independent registered public accounting firm and (4) the performance of the Company's internal audit function and the Company's independent registered public accounting firm.

         The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company's independent registered public accounting firm. The functions of this Committee are to review and monitor the progress of the audit plans prepared by the independent registered public accounting firm and internal auditors; to review compliance with Company policies; to annually review the status of any significant litigation; to review with the independent registered public accounting firm and management the results of the audit, the Company's financial statements and the Company's system of internal accounting control; to pre-approve fees of the independent registered public accounting firm; to review with management and the independent registered public accounting firm the Company's annual and quarterly financial statements and any material changes in accounting principles or practices used in preparing the statements prior to the filing of a report on Forms 10-K or 10-Q with the Securities and Exchange Commission, including a review of the items required by SAS 90 as in effect at that time in the case of the quarterly statements; to receive from the independent registered public accounting firm the report required by Independence Standards Board Standard No. 1 as in effect at that time and discuss it with the independent registered public accounting firm; and to prepare a report each year concerning compliance with its charter for inclusion in the Company's proxy statement. The Committee members meet in private with representatives of PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, at each Audit Committee meeting.

COMPENSATION COMMITTEE

         Since October 28, 2004 the Compensation Committee has consisted of Mr. Joseph J. Melone, Chairman, Ms. Diane Creel, Mr. Roger L. Heffernan and Mr. James D. Woods. From January 1, 2004 to October 27, 2004 , the Compensation Committee consisted of Mr. Joseph J. Melone, Chairman; Mr. Eugene D. Atkinson, Ms. Martha Clark Goss and Mr. John E. Stuart. During fiscal 2004, this Committee held seven meetings. The functions of this Committee are to recommend to the Board compensation arrangements for directors and executive officers, including approving specific benefits under such arrangements, to administer certain benefit plans for directors and executive officers and to review employee pension and welfare programs.

GOVERNANCE AND NOMINATING COMMITTEE

         The members of the Governance and Nominating Committee since October 1, 2004 are Mr. James D. Woods, Chairman; Mr. Eugene D. Atkinson, Mr. David M. Sloan and Ms. Stephanie Hanbury-Brown. From January 1, 2004 to September 30, 2004, the members of this committee were Mr. James D. Woods, Chairman, Mr. Eugene D. Atkinson and Mr. Joseph J. Melone. During fiscal 2004, this Committee held five meetings. The functions of this Committee include recommending to the Board the appropriate structure and function of the Board and its committees, recommending to the Board the nominees for election as directors and officers, and the consideration of performance of incumbent directors and officers to determine whether to nominate them for re-election.

DIRECTOR NOMINATIONS

         The Governance and Nominating Committee identifies, screens and recommends to the Board individuals to be nominated for election as directors. In addition, directors and shareholders may recommend candidates for nomination and election to the Board .

INDEPENDENCE STANDARDS

         A majority of the Board of Directors will consist of independent directors, meaning directors who (1) are neither officers or employees of the Company or its subsidiaries, (2) have no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and (3) are otherwise "independent" using the rules of the NYSE.

         To assist it in determining director independence, the Board has established the following standards. A director will not be independent if, within the preceding three years: (1) the director was employed by Foster Wheeler, or had an immediate family member, who was an executive officer of Foster Wheeler; (2) the director, or an immediate family member, was employed by or affiliated with, Foster Wheeler's independent or internal auditor in a professional capacity; (3) the director, or an immediate family member, was employed as an executive officer of another company where any of Foster Wheeler's present executive officers served on that company's compensation committee; (4) the director is an executive officer or employee, or has an immediate family member who is an executive officer, of a company that made payments to, or received payments from, Foster Wheeler in an annual amount exceeding the greater of $1 million or 2% of such company's consolidated gross revenues (charitable organizations shall not be considered "companies" for the purpose of this restriction); or (5) the director, or an immediate family member, received more than $100,000 per year in direct compensation from Foster Wheeler, other than director and committee fees, pension or other forms of deferred compensation or benefits for prior service not contingent in any way on continued service.

         The Board annually reviews commercial relationships of directors and determines whether any such relationships would create a conflict of interest that would interfere with a director's independence, even though such relationships are not restricted by the above standards. In making such a determination, the following relationships will not be considered by the Board as material relationships that would impair a director's independence: (1) the director is an executive officer or an employee, or whose immediate family member is an executive officer, of another company: (a) that is indebted to Foster Wheeler, or to which Foster Wheeler is indebted, and the total amount of either company's indebtedness to the other is less than 5% of the total consolidated assets of either company; or (b) in which Foster Wheeler owns a common stock interest, or the other company owns a common stock interest in Foster Wheeler, and the amount of the common stock interest is less than 5% of the total shareholders' equity of the company in which the interest is owned.

         The Board also annually reviews charitable relationships of directors and determines whether any such relationships would create a conflict of interest that would interfere with a director's independence, even though such relationships are not restricted by the above standards. In making such a determination, the following relationships will not be considered by the Board as material relationships that would impair a director's independence: (a) the director, or an immediate family member, serves as an officer, director or trustee of a charitable organization and Foster Wheeler's discretionary charitable contributions to the organization are less than the greater of $1 million or 2% of the organization's total annual charitable receipts.

OTHER CRITERIA; NOMINATION METHOD

         In addition, the Company's Guidelines and Criteria for Independent Director Selection provide that the Board should be comprised of persons with diverse backgrounds in areas that are important and relevant to the Company's businesses. Each director should have in depth experience in at least one area of importance to the Company, such as management, marketing, finance, international, corporate development or government relations. Evaluation of a nominee's experience should be in the context of the skills brought to the Board contrasted with the skills of the incumbent Board members so as to enhance the diversity and composite experience of the Board collectively.

         The Board, by resolution adopted at least 20 days before each annual meeting, selects nominees for election as directors. Shareholders entitled to vote for the election of directors at an annual meeting may nominate individuals for election to the Board if they comply with the following notice procedures. A shareholder's notice to nominate an individual for election as a director must be received by the Secretary of the Company at the Company's principal executive offices not less than 120 calendar days in advance of the date of the Company's proxy statement for the previous year's annual meeting. The shareholder's notice must provide information about the nominee and other information required by the bye-laws, which are filed as an exhibit to our Annual Report on Form 10-K. Alternatively, a copy of the bye-laws can be obtained by writing to Foster Wheeler Ltd., Attn: Corporate Secretary, Perryville Corporate Park, Clinton,

New Jersey 08809-4000. The Governance and Nominating Committee will evaluate any director candidate nominated by shareholders according to the criteria discussed above and, based on the results of that evaluation, will determine whether to include the candidate in its recommended slate of director nominees in the proxy statement.

EXECUTIVE SESSIONS OF THE NON-MANAGEMENT DIRECTORS

         The non-management members of the Board of Directors meet in Executive Session after each meeting of the Board. The Executive Sessions, which consist only of all non-management directors, are chaired by the Deputy Chairman of the Board, who serves as the Executive Session Presiding Director. The Deputy Chairman of the Board is Mr. Joseph J. Melone.

ATTENDANCE OF BOARD MEMBERS AT ANNUAL MEETING OF SHAREHOLDERS

         At the Annual Meeting of Shareholders held on November 29, 2004, all eight members of the Board of Directors were in attendance with the exception of one member who could not attend because of a conflict with a Board of Directors meeting for the Company of which she is the Chairman, Chief Executive Officer and President.

CODE OF ETHICS

         The Company has adopted a Code of Business Conduct and Ethics which applies to all of its directors, officers and employees including the Chief Executive Officer, Chief Financial Officer and other senior finance organization employees. The Code of Business Conduct and Ethics is publicly available on the Company's website at WWW.FWC.COM/CORPGOV. Any waiver of this Code of Business Conduct and Ethics for executive officers or directors may be made only by the Board of Directors or a committee of the Board of Directors and will be promptly disclosed to the shareholders. If the Company makes any substantive amendments to this Code of Business Conduct and Ethics or grants any waiver, including an implicit waiver, from a provision of the Code to the Chief Executive Officer, Chief Financial Officer, Controller or any person performing similar functions, the Company will disclose the nature of such amendment or waiver on the website, or in a report on Form 8-K, as required by law and the rules of any exchange on which the Company's securities are publicly traded.

         A copy of the Code of Business Conduct and Ethics can be obtained upon request, without charge, by writing to the Office of the Secretary, Foster Wheeler Ltd., Perryville Corporate Park, Clinton, New Jersey 08809-4000.

COMMUNICATING WITH DIRECTORS

         Shareholders and interested parties may communicate directly with the Executive Session Presiding Director or the non-management directors as a group by mailing such communications to Presiding Director, c/o Foster Wheeler Ltd., Perryville Corporate Park, Clinton, New Jersey 08809-4000. Such communications may be confidential or anonymous.

         Shareholders and interested parties may communicate directly with the Board of Directors as a group by mailing such communications to Board of Directors, c/o Foster Wheeler Ltd., Perryville Corporate Park, Clinton, New Jersey 08809-4000. Such communications may be confidential or anonymous.

COMPENSATION OF DIRECTORS

         Fifteen meetings of the Board of Directors were held during the 2004 fiscal year. Each director attended at least 75% of the total number of meetings of the Board and the Board committees on which he or she served.

         The Company's methods for compensating directors changed as of October 1, 2004. The following discussion presents the methods utilized through September 30, 2004, and then summarizes the new arrangements that are effective as of October 1, 2004.

COMPENSATION OF DIRECTORS THROUGH SEPTEMBER 30, 2004

         Non-employee directors received an annual retainer of $26,000 and an annual deferred award of 300 share units in accordance with the Foster Wheeler Inc. Directors Deferred Compensation and Stock Award Plan as set forth below. Each non-employee director received $1,200 for each Board meeting attended. In addition, each non-employee director received $1,200 for each committee meeting attended; the committee chairman received $2,000 for each such meeting. Only one director was an employee of Foster Wheeler, and he did not receive any additional compensation for his services as a director.

         Under the Foster Wheeler Inc. Directors Deferred Compensation and Stock Award Plan, each non-employee director received a one time deferred award of 1,000 share units of the Company's common shares upon commencement of his or her Board term and was credited annually with units representing 300 shares of the Company's common shares, such credit being made to an account maintained for each non-employee director. The Foster Wheeler Inc. Directors Deferred Compensation and Stock Award Plan also permitted non-employee directors to defer all or a portion of the retainer, Board and committee meeting fees to which they were entitled. The Company made a supplemental contribution equal to 15% of the retainer and meeting fees which were deferred and all such amounts were credited to the director's deferred compensation account. Each director was fully vested in amounts credited to the director's deferred compensation account, except that the one time deferred award of 1,000 share units did not vest until the director ceased to serve on the Board and the annual award vested upon cessation from the Board or the one-year anniversary of the award. The share units in the deferred compensation account or the equivalent cash amount, at the director's option, with prior approval by the Board of Directors, are delivered to the director upon retirement or cessation of service on the Board for good cause.

         In addition, under the Deferred Compensation Plan for Directors, non-employee directors were permitted to defer all or part of their retainer or Board and committee fees until their retirement or other termination of status as a director. Deferred amounts accrue interest at an annual rate equal to the rate charged by Wachovia Bank, N.A. for prime commercial loans of 90-day maturity. Under the Foster Wheeler Inc. Directors' Stock Option Plan, as amended, which was previously approved by the shareholders, each director who was not an employee of the Company or one of its subsidiaries received, following the annual meeting each year, a nonqualified option to purchase 3,000 shares of the Company's common shares. Such options had ten-year terms and become exercisable beginning one year after the date of grant at an option exercise price equal to the fair market value of the shares on the date of grant.

COMPENSATION OF DIRECTORS EFFECTIVE OCTOBER 1, 2004

         The Board establishes director compensation. The Compensation Committee, with the assistance of the Company's staff and outside consultants, periodically reviews the amount and composition of director compensation and makes recommendations to the Board as needed. The Company's executive officers shall not receive additional compensation for their service as directors. Director fees are the sole form of direct or indirect compensation that members of the Board of Directors may receive from the Company.

         Currently, non-employee directors receive an annual cash retainer of $60,000 and the Chairman of each committee of the Board receives an additional $5,000 per year. In 2004, each non-employee director received 2,580.70 restricted common share units pursuant to the Management Restricted Stock Plan and a non-statutory stock option to purchase 3,838 common shares pursuant to the 2004 Stock Option Plan. These awards were approved by shareholders at the Annual General Meeting of Shareholders held on November 29, 2004. The restricted common share units vest and the stock options become fully exercisable at an exercise price of $9.378 per share on December 31, 2005. In 2005, each non-employee director will receive an annual grant of restricted shares and options with an equivalent value of $50,000.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Effective October 15, 2004, for a term of one year, the Company has obtained insurance policies in respect of indemnification of directors and officers. The scope of these policies is similar to coverage under prior policies held by the Company.

SUMMARY COMPENSATION TABLE

         The following table sets forth information showing compensation paid or accrued by the Company and its subsidiaries during each of the Company's last three fiscal years for the Chief Executive Officer ("CEO"), the four other most highly compensated executive officers of the Company at the end of the last completed fiscal year, and one individual for whom disclosure would have been provided but for the fact that such individual was not serving as executive officer at the end of the last completed fiscal year (collectively, the "named executive officers"). Note that the number of securities underlying options reflect the Reverse Share Split.


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                       Long Term Compensation
------------------------- ----------------------------------------------- ------------------------------- -------------------------
                                        Annual Compensation                         Awards                        Payouts
------------------------- ----- ----------- --------------- ------------- ------------------------------- -------------------------
                                                                Other                      Securities
                                                               Annual     Restricted       Underlying     Long-term    All Other
 Name and Principal                                            Compen       Stock           Options/      Incentive     Compen-
      Position                   Salary        Bonus          -sation       Awards           SARs          Payouts       sation
                          Year     ($)          ($)            ($)         ($) *             (#)             ($)          ($)
------------------------- ----- ----------- --------------- ------------- --------------- --------------- ---------- --------------
R. J. Milchovich          2004  $ 880,828   $1,333,667(1)   $ 55,995(2)   $7,122,848(3)   $1,151,512(3)   $      0   $  875,225(4)
Chairman, President       2003  $ 873,600   $1,572,480(5)   $ 62,930(6)   $        0      $        0      $      0   $2,716,000(7)
& CEO                     2002  $ 848,400   $        0      $175,370(8)   $        0      $   50,000      $      0   $  912,689(9)
------------------------- ----- ----------- --------------- ------------- --------------- --------------- ---------- --------------
B.H. Cherry               2004  $ 483,750   $  387,000(10)  $ 24,640(11)  $2,136,855(12)  $  345,453(12)  $      0   $    9,225(13)
President & CEO of        2003  $ 450,000   $  945,000      $182,685(14)  $        0      $    5,000      $      0   $    9,000(15)
Foster Wheeler            2002  $  75,000   $  500,000(16)  $      0      $        0      $   12,750      $      0   $        0
North America Corp.
------------------------- ----- ----------- --------------- ------------- --------------- --------------- ---------- --------------
J. T. La Duc              2004  $ 316,730   $  339,750(17)  $ 96,558(18)  $  961,584(19)  $  155,454(19)  $      0   $    4,820(20)
Executive Vice            2003  $       0   $        0      $      0      $        0      $        0      $      0   $        0
President & Chief         2002  $       0   $        0      $      0      $        0      $        0      $      0   $        0
Financial Officer
------------------------- ----- ----------- --------------- ------------- --------------- --------------- ---------- --------------
B. K. Ferraioli           2004  $ 248,769   $  122,000(21)  $  7,330(22)  $  292,512(23)  $   47,288(23)  $      0   $    9,225(24)
Vice President &          2003  $ 220,000   $  198,000(25)  $      0      $        0      $        0      $      0   $   63,900(26)
Controller; Acting        2002  $ 167,557   $        0      $      0      $        0      $      842      $      0   $    5,027(27)
Chief Financial
Officer for
a portion of 2003
------------------------- ----- ----------- --------------- ------------- --------------- --------------- ---------- --------------
T. Desmaris               2004  $ 228,577   $  118,700(28)  $  6,879(29)  $  300,742(30)  $   48,619(30)  $      0   $    9,225(31)
Vice President &          2003  $ 167,154   $  168,000(32)  $  1,663(33)  $        0      $        0      $      0   $   71,668(34)
Treasurer                 2002  $ 144,754   $        0      $  4,567(35)  $        0      $        0      $      0   $    4,343(36)
------------------------- ----- ----------- --------------- ------------- --------------- --------------- ---------- --------------
S.I. Weinstein            2004  $ 234,808   $  124,432(41)  $ 13,715(37)  $        0      $        0      $      0   $  541,521(38)
Former Deputy General     2003  $ 275,000   $        0      $      0      $        0      $        0      $      0   $  701,315(39)
Counsel & Vice President  2002  $ 250,675   $        0      $      0      $        0      $    7,109      $      0   $    5,500(40)
------------------------- ----- ----------- --------------- ------------- --------------- --------------- ---------- --------------


------------

     (1) This amount represents short term bonus compensation for 2004 as described in the Compensation Committee Report.

     (2) In accordance with Mr. Milchovich's Employment Agreement with the Company, he received the following grossed-up payments: $32,164 for country club membership fees and dues, and $2,016 for telecommunications for business use in his home. The Company pays an annual premium of $1,108 for an $800,000 life insurance policy for the benefit of Mr. Milchovich's beneficiaries as long as Mr. Milchovich is an employee of the Company. Mr. Milchovich will receive any cash surrender value under this policy. Mr. Milchovich's personal use of a Company vehicle in 2004 was valued at $17,070.

     (3) On October 6, 2004, Mr. Milchovich was awarded 774,222.65 restricted common shares pursuant to the Foster Wheeler Ltd. Management Restricted Stock Plan, and nonstatutory stock options to acquire 1,151,512 common shares pursuant to the Foster Wheeler Ltd. 2004 Stock Option Plan on a post Reverse Share Split basis. One-third of these shares and one-third of the options will vest on October 22, 2005, and the remaining two-thirds of the shares and the options will vest on October 22, 2006.

     (4) Pursuant to an amendment to Mr. Milchovich's Employment Agreement dated January 22, 2003, whereby the Company agreed to monetize his retirement benefit, as further described under "Employment Agreements", Mr. Milchovich received $866,000 in four quarterly installments of $216,500 each. The Company also made a $9,225 match on Mr. Milchovich's employee 401(k) contribution.

     (5) Only $524,160 of this bonus has been paid to date. In January 2004, the Compensation Committee and the Board of Directors approved a pool of bonus compensation to a group of approximately forty corporate wide employees, from which the employees will be paid a bonus which is contingent upon the occurrence of certain events. These bonuses relate to performance in 2003. One-third of the bonus was to be paid upon completion of the exchange offer. Mr. Milchovich received this one-third portion ($524,160) on September 29, 2004. He will receive the remaining two-thirds portion when the Company attains two consecutive fiscal quarters of positive earnings. Other corporate officers also received bonus awards.

     (6) In accordance with Mr. Milchovich's Employment Agreement with the Company, he received the following grossed-up payments: (i) $37,022 for country club membership fees and dues, and (ii) $6,390 for reimbursement of legal fees in connection with his employment contract. Personal use of a Company vehicle was $15,610. He also received reimbursement of $2,800 for telecommunications for business use in his home. The Company pays an annual premium of $1,108 for an $800,000 life insurance policy for the benefit of Mr. Milchovich's beneficiaries as long as Mr. Milchovich is an employee of the Company. Mr. Milchovich will receive any cash surrender value under the policy.

     (7) On March 25, 2003, Mr. Milchovich received $293,600 from the Company as the first payment pursuant to a retention award granted by the Board of Directors on February 28, 2003 to encourage a group of twenty four highly performing employees to remain with the Company. On January 6, 2004, he received the second part of the award in the amount of $681,400, which was contingent upon his continued employment with the Company on December 31, 2003. Also, pursuant to an amendment to Mr. Milchovich's Employment Agreement dated January 22, 2003, whereby the Company agreed to monetize his retirement benefit, as further described under "Employment Agreements", Mr. Milchovich received the gross amount of $1,082,500 and three quarterly lump sum payments of $216,500 each. The Company made a $9,000 match on Mr. Milchovich's employee 401(k) contribution.

     (8) In accordance with Mr. Milchovich's Employment Agreement with the Company, he received the following grossed-up payments: (i) $125,513 for relocation expenses and temporary living expenses; (ii) $32,323 for country club membership fees and dues; and, (iii) $2,800 for financial planning. His personal use of a Company vehicle in 2002 was valued at $12,339. He also received reimbursement of $2,395 for telecommunications for business use in his home.

     (9) Mr. Milchovich received reimbursement for the following: (i) $5,271 grossed-up for estate planning services; and, (ii) $26,242 grossed-up for one-time legal fees associated with the commencement of his employment with the Company. The Company paid $72,968 on his behalf for relocation shipping expenses. The Company pays an annual premium of $1,108 for an $800,000 life insurance policy for the benefit of Mr. Milchovich's beneficiaries for as long as Mr. Milchovich is an employee of the Company. Mr. Milchovich will receive any cash surrender value under the policy. The Company also made certain payments to Mr. Milchovich relating to his home in Houston, Texas, including $119,600 for carrying costs and $682,000 for equity advances. The Company made a $5,500 match on Mr. Milchovich's employee 401(k) contribution.

    (10) This amount represents short term bonus compensation for 2004 as described in the Compensation Committee Report.

    (11) Mr. Cherry received $9,813 for financial planning/tax preparation. His personal use of a Company vehicle in 2004 was valued at $14,071. Mr. Cherry also received a $756 update for Group term life insurance.

    (12) On October 6, 2004, Mr. Cherry was awarded 232,266.80 restricted common shares pursuant to the Foster Wheeler Ltd. Management Restricted Stock Plan, and nonstatutory stock options to acquire 345,453 common shares pursuant to the Foster Wheeler Ltd. 2004 Stock Option Plan on a post Reverse Share Split basis. One-third of these shares and one-third of the options will vest on December 31, 2005, and the remaining two-thirds of the shares and the options will vest on December 31, 2006.

    (13) The Company made a $9,225 match on Mr. Cherry's employee 401(k) contribution.

    (14) In accordance with Mr. Cherry's Employment Agreement with the Company, he received the following grossed up payments in connection with his relocation to New Jersey: (i) $113,764 for temporary living expenses, and (ii) $46,102 for travel expenses. The Company incurred the cost of $6,542 on his behalf for shipment of household goods. His personal use of a Company vehicle in 2003 was valued at $16,277.

    (15) The Company made a $9,000 match on Mr. Cherry's employee 401(k) contribution.

    (16) Mr. Cherry joined Foster Wheeler Power Group, Inc., now known as Foster Wheeler North America Corp., on November 4, 2002, and received a $500,000 signing bonus on October 10, 2002.

    (17) John T. La Duc became Executive Vice President and Chief Financial Officer of the Company on April 14, 2004, and received a signing bonus in the amount of $166,250 on that date. He also received $173,500 which represents short term bonus compensation for 2004 as described in the Compensation Committee Report.

    (18) In accordance with Mr. LaDuc's Employment Agreement with the Company, he received the following grossed up payments in connection with his relocation to New Jersey: (i) taxable moving expenses in the amount of $87,510, which includes $12,088 for closing costs on a new home and other related costs, as well as a moving allowance in the amount of $21,635; and, (ii) an additional $2,788 of non-taxable moving expenses. Mr. LaDuc's personal use of a Company vehicle in 2004 was valued at $6,260.

    (19) On October 6, 2004, Mr. LaDuc was awarded 104,520.05 restricted common shares pursuant to the Foster Wheeler Ltd. Management Restricted Stock Plan, and nonstatutory stock options to acquire 155,454 common shares pursuant to the Foster Wheeler Ltd. 2004 Stock Option Plan on a post Reverse Share Split basis. One-third of these shares and one-third of the options will vest on December 31, 2005, and the remaining two-thirds of the shares and the options will vest on December 31, 2006.

    (20) The Company made a $4,428 match on Mr. LaDuc's employee 401(k) contribution. A $392 update for Group Term Life Insurance in excess of $50,000 was also given to Mr. LaDuc.

    (21) This amount represents short term bonus compensation for 2004 as described in the Compensation Committee Report.

    (22) Mr. Ferraioli's personal use of a Company vehicle in 2004 was valued at $7,330.

    (23) On October 6, 2004, Mr. Ferraioli was awarded 31,794.75 restricted common shares pursuant to the Foster Wheeler Ltd. Management Restricted Stock Plan, and nonstatutory stock options to acquire 47,288 common shares pursuant to the Foster Wheeler Ltd. 2004 Stock Option Plan on a post Reverse Share Split basis. One-third of these shares and one-third of the options will vest on December 31, 2005, and the remaining two-thirds of the shares and the options will vest on December 31, 2006.

    (24) The Company made a $9,225 match on Mr. Ferraioli's employee 401(k) contribution.

    (25) Only $66,000 of this bonus has been paid to date. In January 2004, the Compensation Committee and the Board of Directors approved a pool of bonus compensation to a group of approximately forty corporate wide employees, from which the employees will be paid a bonus which is contingent upon the occurrence of certain events. These bonuses relate to performance in 2003. One-third of the bonus was to be paid upon completion of the exchange offer. Mr. Ferraioli received this one-third portion ($66,000) on September 29, 2004. He will receive the remaining two-thirds portion when the Company attains two consecutive fiscal quarters of positive earnings. Other corporate officers also received bonus awards.

    (26) On March 25, 2003, Mr. Ferraioli received $16,600 from the Company as the first payment pursuant to a retention award granted by the Board of Directors on February 28, 2003 to encourage a group of twenty four highly performing employees to remain with the Company. On January 6, 2004, he received the second part of the award in the amount of $38,300, which was contingent upon his continued employment with the Company on December 31, 2003. The Company also made a $9,000 match on Mr. Ferraioli's employee 40l(k) contribution.

    (27) The Company made a $5,027 match on Mr. Ferraioli's employee 401(k) contribution.

    (28) This amount represents short term bonus compensation for 2004 as described in the Compensation Committee Report.

    (29) A $223 premium was paid on behalf of Mr. Desmaris to Universal Life by Foster Wheeler. His personal use of a Company vehicle in 2004 was valued at $6,656.

    (30) On October 6, 2004, Mr. Desmaris was awarded 32,689.40 restricted common shares pursuant to the Foster Wheeler Ltd. Management Restricted Stock Plan, and nonstatutory stock options to acquire 48,619 common shares pursuant to the Foster Wheeler Ltd. 2004 Stock Option Plan on a post Reverse Share Split basis. One-third of these shares and one-third of the options will vest on December 31, 2005, and the remaining two-thirds of the shares and the options will vest on December 31, 2006.

    (31) The Company made a $9,225 match on Mr. Desmaris' employee 401(k) contribution.

    (32) Only $56,000 of this bonus has been paid to date. In January 2004, the Compensation Committee and the Board of Directors approved a pool of bonus compensation to a group of approximately forty corporate wide employees, from which the employees will be paid a bonus which is contingent upon the occurrence of certain events. These bonuses relate to performance in 2003. One-third of the bonus was to be paid upon completion of the exchange offer. Mr. Desmaris received this one-third portion ($56,000) on September 29, 2004. He will receive the remaining two-thirds portion when Company attains two consecutive fiscal quarters of positive earnings. Other corporate officers also received bonus awards.

    (33) A premium in the amount of $223 was paid to Universal Life on Mr. Desmaris' behalf. His personal use of a Company vehicle in 2003 was valued at $1,440.

    (34) On March 25, 2003, Mr. Desmaris received $12,800 from the Company as the first payment pursuant to a retention award granted by the Board of Directors on February 28, 2003 to encourage a group of twenty four highly performing employees to remain with the Company. On January 6, 2004, he received the second part of the award in the amount of $29,700, which was contingent upon his continued employment with the Company on December 31, 2003. Mr. Desmaris also received an uplift while in Italy in the amount of $13,246 and $8,400 for unused vacation. The Company made a $7,522 match on Mr. Desmaris employee 401(k) contribution.

    (35) A premium in the amount of $223 was paid to Universal Life on Mr. Desmaris' behalf. His personal use of a Company vehicle in 2002 was valued at $ 4,344.

    (36) The Company made a $4,343 match on Mr. Desmaris' employee 401(k) contribution.

    (37) Mr. Weinstein received a gross up of $744 for tax preparation fees. His personal use of a Company vehicle in 2004 was valued at $12,971.

    (38) Mr. Weinstein was terminated effective as of October 30, 2004. In connection with his termination, he received: (i) an aggregate amount of $194,708 for accrued vacation payouts, (ii) a severance payment of $17,875, (iii) a payment for legal fees in the amount of $7,125 was made on his behalf, (iv) continued payment of salary through December 31, 2004 in the amount of $42,308, and (v) a payment of $270,280 for two additional years of age and service which were credited under the supplemental employee retirement plan pursuant to his employment agreement. The Company made a $9,225 match on Mr. Weinstein's employee 401(k) contribution.

    (39) On March 25, 2003, Mr. Weinstein received $50,900 from the Company as the first payment pursuant to a retention award granted by the Board of Directors on February 28, 2003 to encourage a group of twenty four highly performing employees to remain with the Company. On January 6, 2004, he received the second part of the award in the amount of $117,900, which was contingent upon his continued employment with the Company on December 31, 2003. The Company paid taxes in the amount of $523,515 on Mr. Weinstein's behalf in connection with the establishment of the letter of credit that supports the Company's obligations to pay the total value of SERP Benefits as described under "Defined Benefit Plans". The Company also made a $9,000 match on Mr. Weinstein's employee 401(k) contribution.

    (40) Company made a $5,500 match on Mr. Weinstein's employee 401(k) contribution.

    (41) This amount represents short term bonus compensation for 2004 described in the Compensation Committee Report which Mr. Weinstein received in connection with his termination under his Employment Agreement.

      *Restricted common shares were awarded in 2004 under the Management Restricted Stock Plan to the named individuals above and the amounts reported in the table represent the market value at the date of grant, October 6, 2004. As of December 31, 2004, the total aggregate number of restricted shares awarded on a post Reverse Share Split basis was 1,351,846 shares and the total market value (based on the closing share price on December 31, 2004) of restricted shares was $21,453,796. On an individual basis, the aggregate number of restricted shares awarded and market value of such shares on December 31, 2004 was as follows: (i) Mr. Milchovich: 774,222.65 shares with a value of $12,286,913 (ii) Mr. La Duc:
104,520.05 shares with a value of $1,658,773, (iii) Mr. Cherry: 232,266.80 shares with a value of $3,686,074, (iv) Mr. Ferraioli: 31,794.75 shares with a value of $504,583, (v) Mr. Desmaris: 32,689.40 shares with a value of $518,781. With the exception of Mr. Milchovich, one-third of the restricted shares vest on December 31, 2005, and the remaining two-thirds vest on December 31, 2006. Mr. Milchovich's shares vest one-third on October 22, 2005, and the remaining two-thirds on October 22, 2006. These shares are subject to voting and dividend rights upon grant.


OPTIONS GRANTED

Following is a table dealing with stock option grants which were made to employees during the last completed fiscal year as shown on a post Reverse Share Split basis.


----------------------- ---------------- ------------------ ------------------ ---------------- --------------------
                         Number of         % of Total
                         Securities         Options
                         Underlying        Granted to        Exercise or                           Grant Date
                          Options         Employees in        Base Price        Expiration       Present Value (2)
       Name             Granted (#)*      Fiscal Year*        ($/Share)*           Date               ($)
----------------------- ---------------- ------------------ ------------------ ---------------- --------------------
R.J. Milchovich            1,151,512         41.1%               $9.378         10/05/2007          $  3,799,990
----------------------- ---------------- ------------------ ------------------ ---------------- --------------------
B.H. Cherry                  345,453         12.3%               $9.378         10/05/2007          $  1,139,995
----------------------- ---------------- ------------------ ------------------ ---------------- --------------------
J. T. La Duc                 155,454          5.5%               $9.378         10/05/2007          $    512,998
----------------------- ---------------- ------------------ ------------------ ---------------- --------------------
B.K. Ferraioli                47,288          1.7%               $9.378         10/05/2007          $    156,050
----------------------- ---------------- ------------------ ------------------ ---------------- --------------------
T. Desmaris                   48,619          1.7%               $9.378         10/05/2007          $    160,443
----------------------- ---------------- ------------------ ------------------ ---------------- --------------------
S. I. Weinstein(1)                 0            -                     -              -                    -
----------------------- ---------------- ------------------ ------------------ ---------------- --------------------

-----------

      * The named individuals were granted options pursuant to the Company's 2004 Stock Option Plan. The Board of Directors approved the grant of options of Series B Convertible Preferred Shares ("Preferred") of Foster Wheeler Ltd. on September 29, 2004 and they became effective on October 6, 2004 upon approval by the New Jersey Bureau of Securities. At the time of the award, each Preferred share was convertible into 1,300 common shares at an exercise price of $.4689 per common share issuable. Upon shareholder approval given at the November 29, 2004 Special and Annual Meetings to increase the number of authorized common shares and to consolidate the Company's common share capital at a ratio of 1-for-20 the Preferred shares in accordance with the 2004 Stock Option Plan were automatically converted to common shares (65 common for each preferred) and the exercise price was proportionally increased to $9.378 per common share issuable. THE INFORMATION PROVIDED IS REFLECTED ON A POST-REVERSE SHARE SPLIT BASIS. With the exception of Raymond J. Milchovich, one-third of the options vest on December 31, 2005 and the remaining two-thirds vest on December 31, 2006. One-third of Mr. Milchovich's options vest and become exercisable on October 22, 2005, and the remaining two-thirds vest on October 22, 2006. The expiration date for these options is October 5, 2007.

      (1)   Is no longer with the Company.

      (2) Based on the Black-Scholes options pricing model, using the following assumptions:

                  (i) the option exercise price as shown in the table was calculated during the closing of the equity-for-debt exchange as the implied value of the Company,

                  (ii)  the dividend yield of the shares was assumed to be zero,


                  (iii) the expected term of the options is three years from the date of issue,

                  (iv) the risk free rate of return for each option was determined based on the interest rate on the date that the option was issued, on Treasury securities with a maturity equal to the expected term of the option, and

                  (v) the expected volatility of the shares was calculated after consideration of (a) unadjusted historical volatility of Foster Wheeler's share pricing data for the period commensurate with the expected life of the options as of the date of option grant (b) the historical volatility of Foster Wheeler's share pricing data for the period commensurate with the expected life of the options as of the date of option grant, adjusted to remove the share pricing date for the two-year period of restructuring activities commencing in January 2003, and (c) volatility of comparable "restructured" companies.

         The values shown are theoretical and do not necessarily reflect the actual values the recipients may eventually realize. Any actual value to the officer or other employee will depend on the extent to which market value of the Company's common shares at a future date exceeds the exercise price.

AGGREGATE OPTION EXERCISES

         The following table sets forth, for the named individuals, the number of shares of Foster Wheeler common shares acquired upon option exercise during 2004, the value realized (spread between the market price on the date of exercise and the option price) as a result of such option exercises, and the number and value of unexercised options (both exercisable and unexercisable) as of December 31, 2004, under the 1995 Stock Option Plan of Foster Wheeler Inc., the 2004 Stock Option Plan or inducement option grants shown on a post-Reverse Share Split Basis.


                                                               NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                                                                    OPTIONS AT               DECEMBER 31, 2004
                             SHARES             VALUE          DECEMBER 31, 2004 (#)                ($)
                           ACQUIRED ON        REALIZED             EXERCISABLE/                 EXERCISABLE/
        NAME              EXERCISE (#)           ($)               UNEXERCISABLE               UNEXERCISABLE

R. J. Milchovich                0                 0              68,167/1,198,345              $0/$7,475,615
B. H. Cherry                    0                 0                6,350/356,853               $0/$2,242,681
J. T. La Duc                    0                 0                  0/155,454                 $0/$1,009,207
B. K. Ferraioli                 0                 0                 811/47,569                  $0/$306,994
T. Desmaris                     0                 0                1,005/49,071                 $0/$315,635
S. I. Weinstein*                0                 0                   8,059/0                      $0/$0


--------------

      *     Is no longer with the Company.

LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

         No long-term incentive cash awards were granted by the Company for the fiscal year 2004. Presently, there is no plan which provides for long-term incentive awards.

DEFINED BENEFIT PLANS

         The Company maintains a qualified non-contributory final average pay defined benefit Pension Plan for covered employees of the Company. On May 31, 2003, the Pension Plan was frozen and no further service or benefit accruals will occur. Annual payments under the Pension Plan will be made based on years of service as of May 31, 2003. Because annual payouts under the Pension Plan can be determined at this time with respect to each named executive officer, and because the Pension Plan payouts for other employees will not depend upon years of service at retirement, we have provided the information below. The following chart indicates the frozen service and annual qualified Pension Benefit on a Life Annuity basis, payable at normal retirement age of 65 for the officers listed.

                                          YEARS OF SERVICE USED TO CALCULATE
                OFFICER                            PENSION PAYMENTS                    ANNUAL PENSION PAYMENT
                -------                   -----------------------------------          ----------------------
Raymond J. Milchovich                    Please see the pension benefit provided to Mr. Milchovich under "Employment
                                         Agreements"
Thierry Desmaris                         16 years                                         $28,771
Bernard H. Cherry                        No Pensionable Service or Benefit
Brian K. Ferraioli                       24 years                                         $49,606
John T. La Duc                           No Pensionable Service or Benefit
Steven I. Weinstein*                     26 years                                         $68,221

--------------

      *     Is no longer with the Company.

         In addition to the qualified Pension Plan, the Company maintained a non-qualified Supplemental Employee Retirement Plan ("SERP") for benefit accruals based upon compensation in excess of IRS limits. Letters of Credit ("LC") were issued in April 2003 to certain officers of the Company at that time, including S. I. Weinstein, for the present value of the SERP entitlement, net of income tax withholding. The gross SERP entitlement, income tax withholding and net LC, respectively, for Mr. Weinstein was $1,168,911, $523,515, and $645, 396. Mr. Weinstein's LC became available upon his termination of employment and it was drawn down in November, 2004. SERP Benefits for all other active employees whose benefits did not exceed $100,000 were settled by payment of an immediate lump sum amount based upon a present value of the accrued SERP benefit.

EMPLOYMENT AGREEMENTS

RAYMOND J. MILCHOVICH EMPLOYMENT AGREEMENT

         Mr. Milchovich entered into an employment agreement with the Company effective October 22, 2001 which expires on October 21, 2006. Mr. Milchovich serves as Chairman, President and Chief Executive Officer of the Company. Pursuant to terms of the agreement, his salary is reviewed on each anniversary date with increases on such date or other agreed date to be not less than the average increase for the Company's salaried workforce. On January 25, 2005, the Compensation Committee and the Board of Directors approved an Amendment to Mr. Milchovich's Employment Agreement whereby his salary for 2005 was increased to $900,000 and the multiplier for the calculation of Mr. Milchovich's Annual Bonus, as defined in the Employment Agreement, was changed from 80% to 100% effective for 2005.

         Mr. Milchovich's agreement, as amended, establishes an annual target bonus equal to 100% of base salary which will be payable should the Company achieve 100% of target objectives which are approved by the Compensation Committee of the Board of Directors. The 2005 objectives upon which the incentive plan is based include net earnings, maintaining adequate domestic liquidity, and increasing backlog. A level of positive net earnings is required before any payments will be made for achieving the other objectives. If these objectives are exceeded, Mr. Milchovich may receive an award up to three times the aforementioned target. For the objectives used to determine Mr. Milchovich's bonus for 2004, see the Compensation Committee Report.

         Under the terms of his employment agreement, Mr. Milchovich received an option to purchase 65,000 common shares of the Company. All numbers set forth in this paragraph have been adjusted to reflect the Reverse Share Split. These were granted at an exercise price of $99.70 and vest 20% each year over the term of the agreement. Pursuant to an amendment to the agreement dated September 13, 2002, additional options that would have been granted to Mr. Milchovich on the first and second anniversaries of his employment were accelerated and granted September 24, 2002. The amended grant provided for an option to purchase a number of shares such that the Black Scholes value of the option on the grant date equaled $5 million; provided that the number of shares was not less than 35,000 or more than 50,000. Based on the foregoing calculation, on September 24, 2002, Mr. Milchovich received an option to purchase 50,000 common shares of the Company at an exercise price of $32.80. A portion of the option representing one-forty-eighth (1/48) of the number of shares represented by such option vested on the date of grant and on the first day of each successive month thereafter. The option exercise price is equal to the median of the high and low price of the Company's common shares on the grant date.

         Mr. Milchovich received a signing bonus in the amount of $500,000 on October 22, 2001. In the event he voluntarily terminated employment without "good" reason or was terminated by the Company for "cause" (both as defined in the agreement) prior to his first anniversary date, he would have been required to repay to the Company the after-tax amount of this payment. In addition, Mr. Milchovich received relocation assistance to the New Jersey area including an equity buyout related to his home so as to expedite the relocation process.

         Mr. Milchovich's agreement provides that the Company will pay to Mr. Milchovich a retirement benefit equal to the projected retirement benefit he would have received at the end of the five-year term had he remained with his previous employer less any benefit he actually receives from his previous employer at termination therefrom. Under the agreement, the total obligation of the Company was limited to $4.333 million, which was supported by a Letter of Credit funded 50% upon the effective date of the agreement and in quarterly increments thereafter. Pursuant to an amendment to the agreement dated January 23, 2003, the Company agreed to monetize the retirement benefit periodically during the life of Mr. Milchovich's employment agreement. As a result, a single lump sum payment was made to Mr. Milchovich in the gross amount of $1,082,500 on February 6, 2003. Beginning on April 21, 2003, and on the twenty-first day of each calendar quarter thereafter, Mr. Milchovich has been receiving a lump sum payment of $216,500 less applicable withholding taxes. Under the amended agreement, the total future obligation of the Company as of December 31, 2004 is $1,731,500. In the event Mr. Milchovich's employment is terminated prior to the fifth anniversary of the effective date of his employment contract by the Company with cause or by the executive without good reason, Mr. Milchovich shall promptly repay to the Company in a single lump sum payment the gross amount of the payments made to that date.

         Upon termination of employment by the Company without cause, by Mr. Milchovich for good reason, or because of death or disability, Mr. Milchovich is entitled to receive a single lump sum payment of the unpaid balance of the Company's obligation under the amended agreement and may immediately draw upon the letter of credit for the quarterly installment payment then due. In the event Mr. Milchovich separates from employment before the fifth anniversary of the date of this agreement, Mr. Milchovich's employment is terminated with cause or Mr. Milchovich terminates his employment without good reason, Mr. Milchovich would be required to promptly repay the gross amount of the payments made to him in a single lump sum payment.

         The agreement provides that in the event of termination during the term by the Company without cause or by the executive for good reason or by virtue of the executive's death or by virtue of continuing disability, the Company will continue payments on a monthly basis for 24 months in an amount equal to the base salary plus the target bonus opportunity. In the case of disability such payments would be offset by any insurance payments that may be due. Further, any granted but unexercised stock options shall become vested and exercisable for the period commencing the date of termination through the second anniversary thereof.

         If he is terminated without cause during the 30 days commencing twelve months after a Change of Control, as defined in the agreement, Mr. Milchovich shall be entitled to a lump sum payment equal to three years' salary plus target bonus, continuation of health and welfare benefits plus perquisites for a three-year period, vesting of any granted but unexercised stock options with such options remaining exercisable through the second anniversary of termination, the payment for executive outplacement services, and a "gross up" payment to reimburse the executive for any excise tax which may be imposed as a result of such payment.

         The Company and Mr. Milchovich executed an amendment to the employment agreement in July 2004, which provided that the equity-for-debt exchange offer, which was completed on September 24, 2004, would not be deemed a Change of Control for purposes of provisions relating to a termination of his employment for any reason during the 30-days following the twelve month anniversary of a Change of Control.

EMPLOYMENT AGREEMENT FOR BERNARD H. CHERRY

         Mr. Cherry entered into an employment agreement with the Company effective September 23, 2002, which expires upon the occurrence of his death, physical or mental disability or notice of termination for cause. Mr. Cherry will serve as President and Chief Executive Officer of Foster Wheeler North America Corp., (formerly Foster Wheeler Power Group, Inc.). Pursuant to the terms of the agreement, Mr. Cherry is entitled to a base salary to be reviewed by the Company on each anniversary date or other appropriate date when the salaries of executives at the executive's level are normally reviewed. His base salary is currently $520,000.

         Under the terms of the agreement, Mr. Cherry received an option to purchase 12,750 common shares of the Company on November 4, 2002. All numbers set forth in this paragraph have been adjusted to reflect the Reverse Share Split. One-fifth of these options become exercisable after one year, two-fifths become exercisable after two years, three-fifths after three years, four-fifths after four years and all of the options are exercisable after five years from the date of grant. The exercise price is equal to the mean of the high and low price of the common shares on the date of grant. In addition, Mr. Cherry received an option to purchase 5,000 shares on December 23, 2003, priced at the fair market value on the first anniversary of the effective date pursuant to his employment agreement. Mr. Cherry's option vests in quarterly increments with one-fourth of the option exercisable after one year, one-half exercisable after two years, three-fourths exercisable after three years, and all of the options exercisable after four years from the date of grant. Both of the above options expire ten years from the date of the grant.

         Mr. Cherry received a signing bonus in the amount of $500,000 on October 10, 2002. In the event he were to voluntarily terminate employment without "good" reason or be terminated by the Company for "cause" (both as defined in the agreement) prior to his first anniversary date, he would repay to the Company the after-tax amount of this payment.

         Mr. Cherry is entitled to receive certain perquisites, including a Company automobile, annual financial planning services, reimbursement on a one-term basis for legal expenses associated with estate planning, a facsimile machine at his home and an annual physical examination.

         The agreement provides that in the event of any termination of Mr. Cherry's employment, Mr. Cherry will be entitled to receive the following amounts: (a) Mr. Cherry's annual base salary through the date of termination,
(b) a balance of any earned but as yet unpaid annual bonus, (c) accrued but unpaid vacation pay, (d) any vested but not forfeited benefits to the date of termination under the employee benefit plans, (e) vested stock options, and (f) continuation of certain employee benefits.

         In addition, the agreement provides that in the event of termination of employment during the term by the Company without cause or by Mr. Cherry for good reason, the Company will (a) continue payments on a monthly basis for twenty-four months in an amount equal to the base salary at the rate in effect on the date of termination (b) pay an annual cash incentive for the calendar year that includes Mr. Cherry's Termination Date and the following calendar year equal to a percentage of the base salary which is the average percentage of base salaries paid as bonuses to the executives of the Company at Mr. Cherry's level,
(c) provide continued employee health and welfare benefit plan coverage for two years, and (d) provide career transition assistance. Further, in the event of termination of employment by the Company without cause or by Mr. Cherry for good reason within one year of the termination or retirement of the chairman of the Board of Directors who is chairman on the effective date, any granted but unexercised stock options shall become vested and exercisable for the period of two years commencing the date of termination.

         The agreement provided for Mr. Cherry to receive relocation assistance to the New Jersey area.

EMPLOYMENT AGREEMENT FOR JOHN T. LA DUC

         Mr. La Duc entered into an employment agreement with the company effective April 14, 2004, which expires on April 14, 2007 or earlier upon the occurrence of his death, physical or mental disability, notice of termination for cause, resignation for good reason, termination without cause, or voluntary resignation. Mr. La Duc will serve as Executive Vice President and Chief Financial Officer and perform such duties consistent with the position. Pursuant to the terms of the agreement, Mr. La Duc is entitled to a base salary to be reviewed by the Company on each anniversary date or another appropriate date when the salaries of executives at the executive's level are normally reviewed. Mr. La Duc's current base salary is $464,000.

         Mr. La Duc's employment agreement provides for an annual incentive bonus target of 60% of base salary up to a maximum of 180% of base salary based upon targeted business objectives as established by the Chief Executive Officer. Mr. La Duc received a signing bonus in the amount of $166,250 on April 14, 2004. In the event he were to voluntarily terminate the Company without good reason or be terminated by the Company for cause prior to his first anniversary date, he would repay the net, after-tax amount related to a $150,000 portion of the signing bonus.

         The agreement also provides eligibility for annual stock option grants as determined by the Compensation Committee of the Board, restricted stock upon consummation of the equity-for-debt exchange offer, and an annual five-week paid vacation period. Mr. La Duc is entitled to participate in the benefit plans of the company and is entitled to receive certain perquisites, including a Company automobile, annual financial planning services, reimbursement on a one-time basis for legal expense associated with estate planning, a facsimile machine for use at home and an annual physical examination.

         The agreement also provides that in the event of any termination of Mr. La Duc's employment, he will be entitled to receive the following amounts: (a) annual base salary through the date of termination, (b) a balance of any earned but as yet unpaid annual bonus, (c) accrued but unpaid vacation pay, (d) any vested but not forfeited benefits to the date of termination under the Company's employee benefit plans and (e) continuation of certain employee benefits pursuant to the terms of the Company's employee benefit plans.

         The agreement provides that in the event of termination of employment during the term by the Company without cause, or by Mr. La Duc for good reason, the Company will, in addition to paying the above amounts provide to Mr. La

Duc, (a) the base salary at the rate in effect on the date of termination payable on a monthly basis for twenty-four months, (b) an annual cash incentive for the calendar year that includes Mr. La Duc's Termination Date and the following calendar year equal to a percentage of the base salary which is the average percentage of base salaries paid as bonuses to the executives of the Company at Mr. La Duc's level, (c) continued employee health and welfare benefit plan coverage for two years at active employee levels and costs, (d) removal of all restrictions from restricted stock, (e) vesting of stock options, and
(f) career transition services not to exceed $8,000.

EMPLOYMENT AGREEMENT FOR BRIAN K. FERRAIOLI

         Mr. Ferraioli entered into an employment agreement with the Company effective December 1, 2003, which expires upon the occurrence of his death, physical or mental disability or notice of termination for cause. The term of employment under the agreement is from the date of execution until November 30, 2006 unless the agreement is earlier terminated for any of the foregoing reasons. Mr. Ferraioli serves as Vice President and Corporate Controller of the Company. Pursuant to the terms of the agreement, Mr. Ferraioli is entitled to a base salary to be reviewed by the Company on each anniversary date or other appropriate date when the salaries of executives at the executive's level are normally reviewed. His current base salary is $220,000.

         The agreement provides that in the event of any termination of Mr. Ferraioli's employment, he will be entitled to receive the following amounts:
(a) annual base salary through the date of termination, (b) a balance of any earned but as yet unpaid annual bonus, (c) accrued but unpaid vacation pay, (d) any vested but not forfeited benefits to the date of termination under the Company's employee benefit plans and (e) continuation of certain employee benefits pursuant to the terms of the Company's employee benefit plans.

         The agreement provides that in the event of termination of employment during the term by the Company without cause, or by Mr. Ferraioli for good reason, the Company will, in addition to paying the above amounts, (a) continue payments on a monthly basis for twenty-four months in an amount equal to the base salary at the rate in effect on the date of termination, (b) continue to provide health and welfare benefit plan coverage for two years, (c) remove any transfer restrictions from Mr. Ferraioli's shares of the Company's capital stock, except as prohibited by law, (d) cause all stock options to become fully vested, (e) continue to provide access to any company vehicle that Mr. Ferraioli was entitled to during employment for a maximum of 12 weeks, and (f) provide career transition assistance.

EMPLOYMENT AGREEMENT FOR STEVEN I. WEINSTEIN

         Mr. Weinstein, who was an officer of the Company until October 30, 2004, entered into an employment agreement with the Company effective September 10, 2002, which expired upon the occurrence of death, physical or mental disability or notice of termination. Mr. Weinstein's employment with the Company terminated effective October 30, 2004. Mr. Weinstein served as Deputy General Counsel and Vice President of the Company. Pursuant to the terms of the agreement, Mr. Weinstein was entitled to a base salary to be reviewed on each anniversary date or other appropriate date when the salaries of executives at the executive's level are normally reviewed. Mr. Weinstein's base salary was $275,000 at the time of his termination.

         Mr. Weinstein's agreement provided that in the event of any termination of employment, the executive will be entitled to receive the following amounts:
(a) annual base salary through the date of termination, (b) a balance of any awarded but as yet unpaid annual bonus, (c) accrued but unused vacation pay, (d) any vested but not forfeited benefits to the date of termination under the employee benefit plans, and (e) benefit continuation provided for in the Company's employee benefit plans.

         In addition, his agreement provided that in the event of termination during the term by the Company without cause or by the executive for good reason (both as defined in the employment agreement), the Company would also provide to the executive (a) the base salary at the rate in effect on the date of termination payable on a monthly basis for twenty-four months, (b) an annual cash incentive for the calendar year that includes Mr. Weinstein's Termination Date and the following calendar year equal to a percentage of the base salary rate which is the average percentage of base salaries paid as bonuses to the executives of the Company at Mr. Weinstein's level payable at the time the Company pays bonuses to other participants in such program, (c) two additional years of age and service to be credited under the Company's pension plan and supplemental pension plan, (d) continued employee health and welfare benefit plan coverage for two years at active employee levels and costs, (e) removal of all restrictions from restricted stock, (f) vesting of stock options, and (g) outplacement services. These provisions were triggered for Mr. Weinstein, who was terminated without cause.

CHANGE-IN-CONTROL ARRANGEMENTS

         The Company entered into change of control employment agreements (the "Agreements") with Messrs. Bernard H. Cherry, John T. La Duc and Brian K. Ferraioli. The Agreement with Mr. Cherry was entered into on November 4, 2002. The agreement with Mr. La Duc was entered into on April 14, 2004. The agreement with Mr. Ferraioli was entered into on December 1, 2003. The Agreements provide that if, within three years of a "change of control", as defined in the Agreements, Foster Wheeler Inc. terminates an Executive's employment other than for "cause" (defined as failure to perform the Executive's duties or engaging in illegal or gross misconduct) or disability or if the Executive terminates employment for "good reason," (defined as diminution of duties or responsibilities, Foster Wheeler Inc.'s failure to compensate the Executive, a change in workplace, Foster Wheeler Inc.'s purported termination of the Agreements or failure to comply with the Agreements), the Executive will be entitled to receive a lump sum cash payment of the following amounts: (a) the Executive's base salary through the date of termination, plus (b) a proportionate annual bonus, plus (c) unpaid deferred compensation and vacation pay. Messrs. Cherry, La Duc and Ferraioli will also be entitled to receive a lump sum cash payment of three times the sum of the Executive's base salary and the highest annual bonus.

         The Agreements also provide for a five-year continuation of certain employee welfare benefits and a lump sum payment equal to the actuarial value of the service credit under Foster Wheeler Inc.'s qualified retirement plans the Executive would have received if the Executive had remained employed for three years after the date of the Executive's termination. Foster Wheeler Inc. will also provide the Executive with outplacement services. Finally, the Executive may tender restricted stock (whether vested or not) in exchange for cash. However, if any payments to the Executive, whether under the Agreements or otherwise, would be subject to the "golden parachute" excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, Foster Wheeler Inc. will make an additional payment to put the Executive in the same after-tax position as if no excise tax had been imposed. Any legal fees and expenses arising in connection with any dispute under the Agreements will be paid by Foster Wheeler Inc. In addition, these Agreements also provide that after termination of employment with the Company, the Executives will not, without the prior written consent of the Company, disclose any secret or confidential information, knowledge or data relating to the Company to anyone other than the Company and persons designated by the Company.

         Under the 1995 Stock Option Plan of Foster Wheeler Inc., the Executive has the right to surrender his or her option to Foster Wheeler Inc. and receive, in cash, the difference between the fair market value of the shares covered by the option and the exercise price of the option.

         Under the 2004 Stock Option Plan and the Management Restricted Stock Plan, the vesting of options and restricted shares accelerates so that the Executive will be able to exercise or acquire 50 percent of the shares then unvested immediately prior to consummation of the transaction. Unvested shares become fully vested in the event of an involuntary termination by the Company or Successor Corporation within 12 months following the consummation of the transaction.

SEPARATION AGREEMENTS

         On October 14, 2004, Foster Wheeler Inc. (the "Company") delivered a letter to Steven I. Weinstein in accordance with the Employment Agreement dated as of September 10, 2002 between the Company and Mr. Weinstein notifying him that his employment would be terminated without cause on October 30, 2004. In accordance with the Employment Agreement, Mr. Weinstein executed a Waiver and Release Agreement on November 5, 2004, which provided a waiver to Foster Wheeler Ltd. and its affiliates and related parties of claims, actions and liabilities arising out of or relating to his employment with the Company. The execution of the Waiver and Release Agreement entitled Mr. Weinstein to receive from the Company the separation amounts and benefits specified in Section 4.2.2 of the Employment Agreement.

         Pursuant to the terms of Mr. Weinstein's Employment Agreement, Mr. Weinstein was entitled to a base salary of $275,000, commencing on September 10, 2002, to be reviewed on each anniversary date or other appropriate date when the salaries of executives at the executive's level are normally reviewed. Mr. Weinstein was eligible to participate in the Company's annual incentive program and was eligible for annual stock option grants. Mr. Weinstein's salary at the date of his termination was $275,000.

         Pursuant to Mr. Weinstein's Employment Agreement, he was entitled to receive the following amounts: (a) base salary through October 30, 2004, (b) a balance of any awarded but as yet unpaid annual bonus, (c) accrued but unused vacation pay, (d) any vested, but not forfeited benefits to the date of termination under the employee benefit plans, and (e) benefit continuation provided for in the Company's employee benefit plans. In addition, the agreement provides that, the Company will also provide to Mr. Weinstein (a) the base salary at the rate in effect on the date of termination payable on a monthly basis for twenty-four months, (b) an annual cash incentive for 2004 and 2005, if any, equal to a percentage of his base salary rate which is the average of base salaries paid as bonuses to the executives of the Company at Mr. Weinstein's level, (c) two additional years of age and service to be credited under the Company's pension plan and supplemental pension plan, (d) continued employee health and welfare benefit plan coverage for two years, at active employee levels and costs, (e) removal of all restrictions from restricted stock,
(f) full vesting of stock options, and (g) outplacement services.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The following directors have served on the Compensation Committee since October 28, 2004: Joseph J. Melone, Chairman, Diane Creel, Roger L. Heffernan and James D. Woods.

         The following directors served on the Compensation Committee from January 1, 2004 to October 27, 2004: Joseph J. Melone, Chairman, Eugene
D. Atkinson, Martha Clark Goss and John E. Stuart.

         None of the current or former members of the Compensation Committee, as set forth above, are former or current officers or employees of Foster Wheeler or any of its subsidiaries.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Kenneth A. Hiltz served as Chief Financial Officer of Foster Wheeler Ltd. from April 7, 2003 until January 30, 2004 pursuant to an agreement between Foster Wheeler and AP Services, LLC, a subsidiary of AlixPartners to provide financial management and consulting services. Mr. Hiltz is also a principal with AlixPartners, LLC. Mr. Ryan J. Esko, an employee of AlixPartners, served as Treasurer of the Company from November 26, 2002 to January 30, 2004 pursuant to an agreement between Foster Wheeler and AP Services, LLC, a subsidiary of AlixPartners to also provide financial management services to the Company. The Company paid AlixPartners, LLC approximately $743,000 for Mr. Hiltz's services and $1,017,000 for Mr. Esko's services during 2003, and approximately $172,360 for Mr. Hiltz's services and $118,336 for Mr. Esko's services through December 2004 based upon the agreement terms. An additional $8,613,205 in 2003, $2,951,841 in 2004 and $186,132 through February 2005, was paid to AlixPartners for financial management and consulting services.

         Mr. Victor A. Hebert is an attorney with the law firm of Heller Ehrman White & McAuliffe LLP and served as a director of Foster Wheeler Ltd. during 2003 until his resignation in November 2003. The law firm of Heller Ehrman White & McAuliffe was appointed to serve as the Company's General Counsel in connection with the retirement of the Company's general counsel, Thomas R. O'Brien. Mr. Hebert on behalf of Heller Ehrman was selected to lead the Company's legal team and was the Assistant Secretary until February 10, 2005 when Heller Ehrman ceased to serve as the general counsel and Mr. Hebert ceased to be the Assistant Secretary. The Company made payments to Heller Ehrman in the amount of $1,316,709 during 2004 and $190,412 from January 1, 2005 through March 14, 2005.

                                PERFORMANCE GRAPH

         The following line graph compares the five-year cumulative total shareholder return of (i) Foster Wheeler Ltd. common shares, (ii) the S&P Small Cap 600 Index, and (iii) an industry peer group index that consists of several companies (the "Peer Group").

         In the preparation of the line graph, we used the following assumptions: (i) $100 was invested on December 31, 1999 in Foster Wheeler common shares, the S&P Small Cap 600 Index, and the Peer Group, (ii) dividends were reinvested, and (iii) the investment is weighted on the basis of market capitalization.

                              [LINE GRAPH OMITTED]

                                                              YEARS ENDING

                                DEC. 99      DEC. 00      DEC. 01      DEC. 02      DEC. 03      DEC. 04
                                -------      -------      -------      -------      -------      -------
Foster Wheeler...............     100         61.63        55.46        14.57        13.27         9.40
S&P Small Cap 600(1).........     100        111.80       120.11       101.54       140.82       173.09
Peer Group (2)...............     100        102.28       113.63       103.70       160.44       202.52

--------

      (1) On January 16, 2002, the Company was removed from the S&P Small Cap 600 Index.

      (2) The following companies comprise the Peer Group: Fluor Corporation, Foster Wheeler Ltd., Jacobs Engineering Group Inc., Washington Group International, Inc. (formerly Morrison Knudsen), and McDermott International, Inc. On January 25, 2003, Washington Group International, Inc. emerged from Chapter 11 Bankruptcy protection and under the Plan of Reorganization Washington Group's old common stock (WNGXQ) was canceled and new common stock was issued and distributed to lenders and creditors in accordance with the Plan. This group consists of companies that were compiled by the Company in 1996 and have been used since that time.

              PROPOSALS OF SHAREHOLDERS FOR THE 2006 ANNUAL MEETING

         Under the bye-laws of Foster Wheeler, shareholders who wish to nominate persons for election to the Board of Directors must submit their nominations to the Company no later than December 6, 2005 to be considered at the 2006 Annual Meeting of Shareholders. Nominations must include certain information concerning the nominee and the proponent's ownership of common shares of Foster Wheeler. SEC rules provide that if the Company changes the date of its 2006 Annual Meeting more than 30 days from the date of the 2005 Annual Meeting, this deadline will instead be a reasonable time before the Company begins to print and mail its proxy materials. Nominations not meeting these requirements will not be entertained at the annual meeting. The Secretary of Foster Wheeler Ltd. should be contacted in writing at Perryville Corporate Park, Clinton, New Jersey 08809-4000 to submit a nomination or to obtain additional information as to the proper form of a nomination.

         A shareholder may otherwise propose business for consideration without seeking to have the proposal included in the Company's proxy statement. For business to be properly brought before the 2006 Annual General Meeting, a shareholder must give timely notice thereof in proper written form to the Secretary of the Company. To be timely, a shareholder's notice must be received by the Secretary at the Company's principal executive offices not later than February 19, 2006. A shareholder's notice to the Secretary must contain the matters specified in our bye-laws, a copy of which is filed as an exhibit with our Annual Report on Form 10-K. In addition, Bermuda law provides that Foster Wheeler Ltd. shareholders holding at least 5% of the total voting rights or 100 or more registered Foster Wheeler Ltd. shareholders together may require a proposal to be submitted to an annual general meeting if the proposal is deposited at the registered office of the Company not less than six weeks before the date of the meeting, unless the meeting is subsequently called for a date six weeks or less after the notice has been deposited. If timely notice is not given of a shareholder proposal, then the proxies named on the proxy cards distributed by Foster Wheeler for the annual meeting may use the discretionary voting authority granted them by the proxy cards if the proposal is raised at the meeting, whether or not there is any discussion of the matter in the proxy statement.

         The Board of Directors is not aware of any matters that are expected to come before the annual meeting other than those referred to in this proxy statement. If other matters should properly come before the meeting, the persons named in the proxy intend to vote the proxies in accordance with their best judgment.

                                    By Order of the Board of Directors

                                    LISA FRIES GARDNER

April 5, 2005                       VICE PRESIDENT AND SECRETARY

             ANNUAL GENERAL MEETING OF SHAREHOLDERS             Please  [  ]
                                                                Mark Here
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE              for Address
                  "FOR" PROPOSALS 1 AND 2.                      Change
                                                                SEE REVERSE SIDE





                                                  WITHHOLD
                                                  AUTHORITY
                                      FOR          for all

Proposal 1.   Election of two         [  ]          [  ]
              directors, for
              terms expiring
              in 2008.

        Nominees:
        01 Raymond J. Milchovich
        02 Joseph J. Melone

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, MARK A LINE THROUGH THE NOMINEE'S NAME.


                                                  FOR     AGAINST    ABSTAIN
Proposal  2.  Appointment of                      [  ]      [  ]       [  ]
              PricewaterhouseCoopers LLP as
              Foster Wheeler Ltd.'s
              independent auditors for 2005
              and authorization of the
              board, through the Audit
              Committee, to approve
              remuneration.


                                                 Please mark this box   [  ]
                                                       if you plan to
                                                    attend the Annual
                                                              Meeting

Choose MLINK(SM) for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to INVESTOR SERVICEDIRECT(R) at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

SIGNATURE________________________ SIGNATURE________________________ DATE________

NOTE: PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ABOVE. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS AN EXECUTOR, ADMINISTRATOR, PERSONAL REPRESENTATIVE, TRUSTEE, ETC., PLEASE GIVE FULL TITLE AS SUCH.

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                      VOTE BY INTERNET OR TELEPHONE OR MAIL

                          24 HOURS A DAY, 7 DAYS A WEEK

  VOTES WILL BE ACCEPTED VIA INTERNET AND TELEPHONE THROUGH 11:59 P.M. EASTERN
                              TIME ON MAY 9, 2005.

YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
   IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

-------------------------------     --------------------    --------------------
       INTERNET                           TELEPHONE                  MAIL
HTTP://WWW.PROXYVOTING.COM/FWHLF       1-866-540-5760        Mark, sign and date
  Use the internet to                Use any touch-tone      your proxy card and
    vote your proxy.           OR     telephone to vote  OR    return it in the
  Have your proxy card                your proxy. Have             enclosed
    in hand when you                 your proxy card in          postage-paid
  access the web site.              hand when you call.           envelope.
-------------------------------     --------------------    --------------------

               IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

                               FOSTER WHEELER LTD.

                               COMMON SHARES PROXY
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                      FOR
                   THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 10, 2005

     The undersigned hereby appoints Raymond J. Milchovich, Lisa Fries Gardner and John A. Doyle Jr., each with power to act without the other and with full power of substitution, as proxies to represent and to vote, as indicated on the reverse side of this card, all common shares of Foster Wheeler Ltd. registered in the name of the undersigned at the annual general meeting of shareholders to be held at the offices of Foster Wheeler Ltd., Perryville Corporate Park, Clinton, New Jersey on May 10, 2005 or any postponements or adjournments thereof.

     The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no specific direction is given, the shares represented by this proxy will be voted to approve the proposals listed on the reverse side. Discretionary authority is hereby conferred on the proxyholders as to all other matters that may come before the meetings or any postponements or adjournments thereof.

    (CONTINUED, AND TO BE MARKED, SIGNED AND DATED ON THE OTHER REVERSE SIDE)
--------------------------------------------------------------------------------
    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                                ADMISSION TICKET

DIRECTIONS TO FOSTER WHEELER LTD.
PERRYVILLE CORPORATE PARK
CLINTON, NJ

FROM:

I-78 WEST: Take Route 78 West to Exit 12 (Jutland, Norton). Make a left off the exit ramp and go to the traffic light. Make a left at the light, over Route 78. Make a right at the first light (Frontage Road). Perryville Corporate Park is one half mile on the left. Use the second driveway on the left and follow the signs for annual meeting parking.

I-287 NORTH TO SOUTH: Follow Route 287 South to Exit 21B (Clinton) which will be Route 78 West. Follow the directions from I-78 West above.

I-287 SOUTH TO NORTH: Follow Route 287 North and follow the signs for I-78 West, then follow the directions from I-78 West above.

LIVINGSTON - FLORHAM PARK AREA: Take Route 24 West to the end (staying left) and follow signs for I-287 South-Somerville, then follow directions from Route I-287 North to South.

GARDEN STATE PARKWAY NORTH OR SOUTH: Take the Garden State Parkway to Exit 142. Follow the signs for I-78 West, then follow the directions from I-78 West above.

PHILLIPSBURG, ALLENTOWN AND EASTON: Take Route 22 East and go over the Phillipsburg Bridge, stay on Route 22 through Phillipsburg bearing right on Route 22 to I-78 East. Stay on I-78 East to Exit 11 (W. Portal, Pattenburg). Go straight through the traffic light at the end of the exit ramp. Bear left at fork. Perryville Corporate Park entrance is one half mile on the right. Use the first driveway on the right and follow the signs for annual meeting parking.

                         THIS TICKET IS NOT TRANSFERABLE